SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[X]	Definitive Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

Broadcom Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	Fee not required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

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	(4)	Date Filed:

April 17, 2003

Dear Shareholder:

      We cordially invite you to attend Broadcom’s 2003 Annual Meeting of Shareholders, which will be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, at 10:00 a.m. local time, Wednesday, May 21, 2003. The formal meeting notice and proxy statement are attached.

      At this year’s Annual Meeting, shareholders will be asked to elect five directors, approve an amendment to our Bylaws, approve amendments to our 1998 Stock Incentive Plan and 1998 Employee Stock Purchase Plan, approve discretionary stock option grants made to two non-employee directors, ratify the appointment of Ernst & Young LLP to serve as Broadcom’s independent auditors for the year ending December 31, 2003, and transact any other business that may properly come before the meeting.

      Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and promptly return the enclosed proxy card in the enclosed postage-paid envelope. You may also be eligible to vote electronically over the Internet or by telephone. Voting by any of these methods will ensure your representation at the Annual Meeting.

      We look forward to seeing you on May 21.

Sincerely,

Henry Samueli, Ph.D.	Alan E. “Lanny” Ross
Chief Technical Officer and Co-Chairman of the Board of Directors	President, Chief Executive Officer and Member of the Board of Directors

PROXY STATEMENT FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS MAY 21, 2003
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF AMENDMENT TO BYLAWS
PROPOSAL THREE: APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN
PROPOSAL FOUR: APPROVAL OF AMENDMENT TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL FIVE: APPROVAL OF DIRECTOR OPTION GRANTS
PROPOSAL SIX: RATIFICATION OF INDEPENDENT AUDITORS
AUDIT AND RELATED FEES
OTHER MATTERS
OWNERSHIP OF SECURITIES
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCK PERFORMANCE GRAPH
APPENDIX A

BROADCOM CORPORATION

NOTICE OF THE 2003 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 21, 2003

TO OUR SHAREHOLDERS:

     NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (the “Annual Meeting”) of Broadcom Corporation, a California corporation (the “Company”), will be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, at 10:00 a.m. local time, Wednesday, May 21, 2003, for the following purposes, as more fully described in the proxy statement accompanying this notice:

1.	To elect five directors to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. The nominees for election to the five positions on the Board authorized under the Company’s Bylaws as of the Annual Meeting are: George L. Farinsky, John Major, Alan E. Ross, Henry Samueli, Ph.D., and Werner F. Wolfen.

2.	To approve an amendment to the Company’s Bylaws, as previously amended and restated, to increase the authorized number of directors on the Board from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors.

3.	To approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to increase the number of shares of Class A common stock reserved for issuance under the plan by 13,000,000 shares.

4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated, to (i) revise the automatic annual share increase provision of the plan so that the increment by which the number of shares of Class A common stock reserved for issuance under the plan is augmented on the first trading day of January in each calendar year will increase from .25% to 1% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year and (ii) increase the limitation on the automatic annual share increase provision to 3,000,000 shares per year.

5.	To approve the discretionary stock option grants made under the 1998 Stock Incentive Plan on February 10, 2003 to George L. Farinsky and Werner F. Wolfen, each of whom is a non-employee member of the Board.

6.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

     All shareholders of record at the close of business on March 24, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

     All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend, please complete, sign and return the enclosed proxy card as promptly as possible in the postage-paid envelope enclosed for your convenience. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please sign, date and return each proxy card to ensure that all of your shares are voted. If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously will be revoked automatically and only your vote at the Annual Meeting will be counted. However, if your shares are held of record by a broker, bank or other nominee, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder. For further information, please see the discussion of proxies on page 2 of the proxy statement.

     For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Dull

Vice President of Business Affairs,

General Counsel and Secretary

Irvine, California
April 17, 2003

YOUR VOTE IS VERY IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO BE ELIGIBLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE.

BROADCOM CORPORATION
16215 Alton Parkway
Irvine, California 92618-3616

PROXY STATEMENT
FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2003

General

      The enclosed proxy is solicited on behalf of the Board of Directors of Broadcom Corporation, a California corporation (the “Company”), for use at the 2003 Annual Meeting of Shareholders to be held Wednesday, May 21, 2003 (the “Annual Meeting”), and at any adjournment(s) or postponement(s) thereof. The Annual Meeting will be held at 10:00 a.m. local time, at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707. The Company anticipates that the proxy solicitation materials will be mailed on or about April 21, 2003 to all shareholders of the Company entitled to vote at the Annual Meeting.

Procedural Matters

      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the preceding notice and are described in more detail in this proxy statement. On March 24, 2003, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, 207,176,374 shares of the Company’s Class A common stock, par value $0.0001 per share, and 71,366,363 shares of the Company’s Class B common stock, par value $0.0001 per share, were issued and outstanding. No shares of the Company’s preferred stock, par value $0.0001 per share, were outstanding on the record date. The Class A common stock and the Class B common stock are collectively referred to herein as the “common stock.”

      Holders of common stock will vote at the Annual Meeting as a single class on all matters, with each holder of Class A common stock entitled to one vote per share held, and each holder of Class B common stock entitled to ten votes per share held.

      The presence at the Annual Meeting, either in person or by proxy, of holders of shares of outstanding common stock entitled to vote and representing a majority of the voting power of such shares shall constitute a quorum for the transaction of business (the “Required Quorum”). Abstentions and broker non-votes (i.e., shares held by a broker or nominee that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and such broker or nominee does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

      For Proposal One, the five nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to vote, shall be elected as directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified. Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore, no broker non-votes will exist in connection with Proposal One.

      Approval of Proposal Two requires the affirmative vote of a majority of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, whether or not represented by proxy at the Annual Meeting. For purposes of Proposal Two, abstentions and broker non-votes will count as votes AGAINST Proposal Two.

      Approval of any of Proposals Three, Four, Five or Six requires a vote that satisfies two criteria: (i) the affirmative vote of a majority of the Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting on the proposal and (ii) the affirmative vote of a majority of the Required Quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes FOR or AGAINST the proposal. Abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the Required Quorum and have the effect of a vote AGAINST the proposal.

      The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

Proxies

      Should you receive more than one proxy card because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card to ensure that all of your shares will be voted. Only proxy cards that have been signed, dated and timely returned will be counted in the quorum and voted. If the enclosed form of proxy card is properly signed, dated and returned, the shares represented thereby will be voted at the Annual Meeting by the proxyholders in accordance with the instructions specified thereon. If the proxy card does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of each of the five nominees to the Board listed in the proxy card, unless the authority to vote for the election of any such nominee is withheld. If no contrary instructions are given, the proxy will be voted FOR the approval of Proposals Two, Three, Four, Five and Six. The Company has not been notified by any shareholder of his or her intent to present a shareholder proposal at the Annual Meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any other business that may properly come before the meeting as well as any procedural matters.

      You may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed proxy card with a later date with the Secretary of the Company at the Company’s principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616. If you attend the Annual Meeting and vote by ballot, any proxy that you submitted previously to vote the same shares will be revoked automatically and only your vote at the Annual Meeting will be counted. Please note, however, that if your shares are held of record by a broker, bank or other nominee, your vote in person at the Annual Meeting will not be effective unless you have obtained and present a proxy issued in your name from the record holder.

Voting Electronically Via the Internet or Telephone

      If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders who receive a paper copy of the proxy statement the opportunity to vote over the Internet or by telephone. If your bank or brokerage firm is participating in ADP’s program, your voting form will provide instructions for such alternative methods of voting. If your voting instruction form does not reference Internet or telephone information, please complete and return the paper voting instruction form in the self-addressed, postage-paid envelope provided.

Solicitation

      The Company will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Shareholder Proposals for the 2004 Annual Meeting of Shareholders

      In the event that a shareholder desires to have a proposal considered for presentation at the 2004 Annual Meeting of Shareholders, and included in the Company’s proxy statement and form of proxy card used in connection with such meeting, the proposal must be forwarded in writing to the Company’s Secretary so that it is received no later than December 23, 2003. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

      If a shareholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2004 Annual Meeting of Shareholders or seeks to nominate a candidate for election or propose business for consideration at such meeting, the Company must receive notice of such proposal on or before March 7, 2004. If the notice is not received on or before March 7, 2004, it will be considered untimely under Rule 14a-4(c)(1) promulgated under the Exchange Act, and the Company will have discretionary voting authority under proxies solicited for the 2004 Annual Meeting of Shareholders with respect to such proposal, if presented at the meeting.

      Please address any shareholder proposals to the Secretary of the Company at the Company’s principal executive offices, located at 16215 Alton Parkway, Irvine, California 92618-3616.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE:

ELECTION OF DIRECTORS

General

      Five directors are to be elected to the Board of Directors at the Annual Meeting to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. Each returned proxy cannot be voted for a greater number of persons than the nominees named (five). Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of the five nominees who are listed below. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Board. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

      The following table sets forth certain information concerning the nominees for directors of the Company as of April 14, 2003:

		Director
Name	Age	Since	Positions with the Company

George L. Farinsky(2)(3)(4)	68	2002	Director
John Major(2)(3)(4)	57	2003	Director
Alan E. Ross(1)	68	1995	President, Chief Executive Officer and Director
Henry Samueli, Ph.D.(1)	48	1991	Chief Technical Officer and Co-Chairman of the Board
Werner F. Wolfen(1)(2)(3)(4)	72	1994	Director

(1)	Member of the Option Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Member of the Nominating and Corporate Governance Committee.

      Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the election of each of the five nominees named below.

      George L. Farinsky has been a director of the Company since February 2002. Mr. Farinsky has been an investor and consultant since he retired as a corporate financial executive in 1991. From 1987 to 1991 he was Executive Vice President and Chief Financial Officer of Ashton-Tate Corporation. Prior to joining Ashton-Tate, Mr. Farinsky held executive management positions at the Bank of British Columbia, Dysan Corporation, Kaiser Resources, Ltd., Kaiser Industries Corporation, Mattel, Inc. and Teledyne, Inc. Mr. Farinsky holds a B.S. in Business Administration from the University of San Francisco and is a Certified Public Accountant licensed in California, but is not engaged in public practice.

      John Major has been a director of the Company since January 2003. In January 2003 he founded MTSG, a strategic consulting and investment company. From August 2000 until January 2003, Mr. Major served as the Chairman and Chief Executive Officer of Novatel Wireless, Inc., a wireless data access solutions company. Prior to August 2000, he was the founder and Chief Executive Officer of the Wireless Internet Solutions Group, a strategic consulting firm. From November 1998 to November 1999, Mr. Major was Chairman and Chief Executive Officer of Wireless Knowledge, a joint venture of QUALCOMM Incorporated and Microsoft Corporation. From May 1997 until November 1998, he served as President of the Wireless Infrastructure Division of QUALCOMM. Prior to that, for approximately 18 years, he held various positions at Motorola, Inc., the most recent of which was Senior Vice President and Chief Technology Officer. Mr. Major currently serves as a director of four other public companies: Novatel Wireless, Inc., Verilink Corporation, Lennox International, Inc. and Littelfuse, Inc. Mr. Major received a B.S. in Mechanical and Aerospace Engineering from the University of Rochester, an M.S. in Mechanical Engineering from the University of Illinois, an M.B.A. from Northwestern University and a J.D. from Loyola University.

      Alan E. Ross has served as the Company’s President and Chief Executive Officer since January 2003. Previously he served as the Company’s Chief Operating Officer from November 2002 until January 2003. He has been a director of the Company since November 1995. Mr. Ross served as Chairman of the Board of Worldwide Semiconductor Manufacturing Corporation, a semiconductor manufacturer, from March 1996 until April 1999. In addition, he served as Chief Executive Officer of Gambit Automated Design, Inc., an integrated circuit and tool manufacturer, from June

1997 until February 1998. Mr. Ross served as President of Rockwell Telecommunications Group from April 1990 to December 1995. Mr. Ross received a B.S. in Industrial Management from San Diego State University.

      Henry Samueli, Ph.D. co-founded the Company and has served as its Chief Technical Officer and Co-Chairman since the Company’s inception in 1991. Dr. Samueli also served as the Company’s Vice President of Research & Development from the Company’s inception until March 2003. Since 1985 Dr. Samueli has been a professor in the Electrical Engineering Department at the University of California, Los Angeles, where he has supervised advanced research programs in broadband communications circuits. Dr. Samueli has been on a leave of absence from UCLA since 1995. Dr. Samueli was the Chief Scientist and one of the founders of PairGain Technologies, Inc., a telecommunications equipment manufacturer, and he consulted for PairGain from 1988 to 1994. From 1980 until 1985 Dr. Samueli was employed in various engineering management positions in the Electronics and Technology Division of TRW. Dr. Samueli received a B.S., M.S. and Ph.D. in Electrical Engineering from the University of California, Los Angeles. In 2003 Dr. Samueli was elected to the National Academy of Engineering.

      Werner F. Wolfen has been a director of the Company since July 1994. Mr. Wolfen served as a Senior Partner of the law firm of Irell & Manella LLP until December 1998 and was Co-Chairman of the firm’s Executive Committee from 1982 to 1992. Since January 1999 Mr. Wolfen has held the honorary title of Senior Partner Emeritus of Irell & Manella LLP and has served as President of Capri Investments, LLC, an investment advisory firm that is owned by Mr. Wolfen. Irell & Manella LLP has represented and continues to represent the Company and Capri Investments, LLC in various transactional and litigation matters. However, Mr. Wolfen does not share in profit distributions or in voting rights associated with partnership in that firm. Mr. Wolfen has served as a director of several public and private companies and currently serves as a director of Rokenbok Toy Company and of Pre-Cash Corporation, both private companies. Mr. Wolfen received a B.S. in Business Administration from the University of California, Berkeley and a J.D. from the University of California Boalt Hall School of Law.

Director Not Standing for Re-Election

      Henry T. Nicholas III, Ph.D., who is currently serving as a director and Co-Chairman of the Board, will not be standing for re-election to the Board at the Annual Meeting. Dr. Nicholas co-founded the Company and served as its President, Chief Executive Officer and Co-Chairman from the Company’s inception until January 2003, when he resigned as President and Chief Executive Officer to devote more time to his family. In accordance with the provisions of the Company’s Bylaws, the Board has fixed the current number of directors at six. However, as a result of Dr. Nicholas’ decision not to stand for re-election as a director at the Annual Meeting, the Board has passed a resolution which will reduce the fixed number of directors on the Board from six to five directors immediately prior to the commencement of the Annual Meeting. Dr. Samueli will serve as Chairman of the Board following the Annual Meeting.

Corporate Governance

      The Board believes the Company has observed sound corporate governance practices in the past. However, during the past year, and particularly following enactment of the Sarbanes-Oxley Act of 2002, the Company, like many public companies, has addressed the changing governance environment by reviewing its policies and procedures and, where appropriate, adopting new practices. In connection with these corporate governance initiatives, the Company has renamed the Nominating Committee as the Nominating and Corporate Governance Committee and has expanded the duties of that committee and has appointed a Chairman for each of the Audit, Compensation, Option and Nominating and Corporate Governance Committees. The Board has also nominated three directors for re-election who qualify as “independent” as defined in Rule 4200(a)(14) of the National Association of Securities Dealers’ Marketplace Rules (the “Nasdaq Marketplace Rules”).

      Based on a review of the Company’s current practices, applicable current laws and regulations, pending regulatory proposals, evolving corporate practices and standards and other factors, the Board has recently formalized the Company’s principles of corporate governance by taking the following actions:

•	adopted written Corporate Governance Guidelines;

•	adopted an amended and restated written charter for the Audit Committee;

•	adopted a written charter for the Compensation Committee; and

•	adopted a written charter for and expanded the duties of the Nominating and Corporate Governance Committee to include the ongoing evaluation of the Company’s corporate governance practices.

      Copies of the Company’s written committee charters and its Corporate Governance Guidelines are available on the Company’s website located at www.broadcom.com/investor or by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013.

      In addition, the Board is currently developing a code of business conduct and ethics to promote the continuation of honest and ethical conduct of the Company’s employees and directors, including its senior financial officers. Following adoption by the Board, the Company will make copies of its code of business conduct and ethics available on its website and upon request.

Board Committees and Meetings

      The Board held nine meetings during the fiscal year ended December 31, 2002 (the “2002 Fiscal Year”). The Board has an Audit Committee, a Compensation Committee, an Option Committee and a Nominating and Corporate Governance Committee. Each director attended or participated in 75% or more of the aggregate number of (i) meetings of the Board and (ii) meetings of those committees of the Board on which such director served during the 2002 Fiscal Year. Members of the Board and its committees also consulted informally with management from time to time and acted by written consent without a meeting during the 2002 Fiscal Year. In March 2003 the Board appointed a Chairman for each of its standing committees.

      Audit Committee. The Audit Committee of the Board currently consists of three directors, Mr. Farinsky, who serves as Chairman, and Messrs. Major and Wolfen. Mr. Ross served on the Audit Committee until he resigned in November 2002 upon his appointment as the Company’s Chief Operating Officer. Mr. Major was appointed to the Audit Committee in January 2003.

      The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls and disclosure controls and procedures and the Company’s financial reporting process that management and the Board have established, and by endeavoring to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company’s financial statements. Management is responsible for preparing the Company’s financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent auditors are responsible for auditing those financial statements and expressing their opinion as to their presenting fairly in accordance with generally accepted accounting principles the Company’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is currently responsible for considering and approving the appointment of and approving all engagements of, and fee arrangements with, the Company’s independent auditors. The Audit Committee held eight meetings during the 2002 Fiscal Year.

      The Board adopted a written charter for the Audit Committee in April 2000. The charter was amended and restated in April 2001 and further amended and restated in April 2003. A copy of the current charter is attached to this proxy statement as Appendix A and is also available on the Company’s website at www.broadcom.com/investor. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules.

      Compensation Committee. The Compensation Committee of the Board currently consists of three independent directors, Mr. Wolfen, who serves as Chairman, and Messrs. Farinsky and Major. Mr. Farinsky was appointed to the Compensation Committee in November 2002 to replace Mr. Ross, who resigned from the Compensation Committee upon his appointment as the Company’s Chief Operating Officer. Mr. Major was appointed to the Compensation Committee in January 2003.

      The Compensation Committee assists the Board in determining the Company’s compensation policies and the compensation to be provided to executive officers and directors of the Company, including, among other things, annual salaries and bonuses, stock options and other incentive compensation arrangements. In addition, the Compensation Committee reviews bonus and stock compensation arrangements for all other employees of the Company. The Compensation Committee has the exclusive authority to administer and make stock option grants and direct stock issuances under the Discretionary Option Grant and Stock Issuance Programs of the Company’s 1998 Stock Incentive Plan, as amended and restated, with respect to the Company’s executive officers and members of the Board and to administer the Salary Investment Option Grant Program under such plan. The Compensation Committee held no meetings but acted on various occasions by unanimous written consent without a meeting during the 2002 Fiscal Year.

In April 2003 the Board adopted a written charter for the Compensation Committee which is available on the Company’s website at www.broadcom.com/investor. In accordance with this written charter, this committee intends to meet on a regularly scheduled basis at least two times per year, or more frequently as circumstances dictate.

      Option Committee. The Option Committee of the Board currently consists of three directors, Mr. Ross, who serves as Chairman, Dr. Samueli and Mr. Wolfen. During the 2002 Fiscal Year, the Option Committee consisted of Dr. Nicholas and Dr. Samueli. The Option Committee is a secondary committee responsible for administering the Discretionary Option Grant and Stock Issuance Programs under the 1998 Stock Incentive Plan, as amended and restated, with respect to eligible individuals other than the Company’s executive officers or Board members. The Option Committee held no meetings but acted on various occasions by unanimous written consent without a meeting during the 2002 Fiscal Year.

      Nominating and Corporate Governance Committee. In October 2002 the Board established a Nominating Committee. In March 2003 the Board renamed this committee the Nominating and Corporate Governance Committee in recognition of expanded duties for the committee. The Nominating and Corporate Governance Committee assists the Board in the selection of Board members and in overseeing the implementation and monitoring the effectiveness of the Company’s Corporate Governance Guidelines and developing and recommending to the Board modifications and/or additions to the Corporate Governance Guidelines. Additionally, the Nominating and Corporate Governance Committee assists the Board in reviewing the overall corporate governance of the Company and recommending improvements when necessary. This committee currently consists of three independent directors, Mr. Major, who serves as Chairman, and Messrs. Farinsky and Wolfen. Mr. Ross served on the Nominating Committee from October 2002 until he resigned in November 2002 upon his appointment as the Company’s Chief Operating Officer. Mr. Major was appointed to this committee in March 2003. In April 2003 the Board adopted a written charter for the Nominating and Corporate Governance Committee which is available on the Company’s website at www.broadcom.com/investor. During 2003 the Nominating and Corporate Governance Committee expects to review this charter and the responsibilities of the committee and to suggest any additional revisions to the Company’s Corporate Governance Guidelines that it concludes are necessary or desirable to satisfy the evolving requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq Marketplace Rules and any future corporate governance rules, regulations and guidelines applicable to the Company. This committee did not meet during the 2002 Fiscal Year but in accordance with its charter anticipates meeting on a regularly scheduled basis at least two times a year, or more frequently as circumstances dictate.

      Shareholder Recommendations for the Board of Directors. Any shareholder who beneficially owns more than one percent of the Company’s then-outstanding shares of common stock may recommend nominees for election as directors for consideration by the Nominating and Corporate Governance Committee by submitting the names and supporting information to: Chair, Nominating and Corporate Governance Committee, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. A shareholder recommendation must contain the following information about the nominee: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the nominee, a resume of his or her business and educational background, the information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected. The Nominating and Corporate Governance Committee has discretion in deciding which individuals to nominate as directors.

Director Compensation

      Messrs. Farinsky and Wolfen each received $10,000 for their services as non-employee directors during the fourth quarter of 2002. During the first three quarters of the 2002 Fiscal Year, non-employee directors did not receive cash compensation for their service as directors. In the 2003 fiscal year, each non-employee director who has not been previously employed by the Company during the six months prior to January 30, 2003 will receive the following compensation for service as a director: (i) an annual retainer fee of $24,000; (ii) a $2,000 fee for each Board meeting attended in person; (iii) a $1,000 fee for each Board meeting attended telephonically; (iv) a $1,000 fee for each other telephonic or in person conference; and (v) a $1,000 fee for each meeting of a committee of the Board attended. In addition, the Chairman of the Audit Committee will receive an additional $5,000 annual retainer fee and the Chairmen of the Compensation and the Nominating and Corporate Governance Committees will each receive an additional $3,000 annual retainer fee. All annual retainer fees will be paid in monthly installments. Directors will continue to be reimbursed for customary and usual expenses.

      Under the Automatic Option Grant Program in effect under the Company’s 1998 Stock Incentive Plan, as amended and restated, each individual who first becomes a non-employee member of the Board at any time on or after April 25, 2002 will, on the date he or she first joins the Board, receive an automatic option to purchase 100,000 shares of Class A common stock. On the date of each Annual Meeting of Shareholders, each incumbent non-employee director who is elected to continue to serve in such capacity will be granted an option to purchase an additional 15,000 shares of Class A common stock. Each non-employee director will also, immediately upon completion of a consecutive four-year period of continuous service on the Board, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who had already completed a consecutive four-year period of continuous service on the Board as of the date of the 2002 Annual Meeting of Shareholders (i.e., Mr. Wolfen and Mr. Ross, each of whom was a non-employee director at such time) received his first such renewal automatic option grant on April 25, 2002, the date of the 2002 Annual Meeting of Shareholders. For the purposes of subsequent renewal automatic option grants, the length of time served on the Board by Mr. Wolfen will be measured from the date of the 2002 Annual Meeting of Shareholders.

      Each such grant under the Automatic Option Grant Program will have an exercise price per share equal to the fair market value per share of the Company’s Class A common stock on the grant date, and will have a maximum term of ten years, subject to earlier termination should the optionee cease to serve as a Board member. Each option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in a series of four equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 15,000 share automatic option grant will vest upon the optionee’s completion of one year of Board service measured from the grant date. The shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member.

      Mr. Farinsky, a non-employee director, received an automatic option grant for 80,000 shares of the Company’s Class A common stock upon his appointment to the Board on February 28, 2002. Mr. Farinsky also received an automatic option grant for 15,000 shares of the Company’s Class A common stock on April 25, 2002 upon his re-election to the Board at the 2002 Annual Meeting of Shareholders as well as a discretionary option grant for 20,000 shares of the Company’s Class A common stock on that date. The exercise price per share in effect for the February 28, 2002 option is $30.65, and the exercise price per share in effect for the April 25, 2002 grants is $35.03. The exercise price for each grant was equal to the fair market value per share of the Class A common stock on the applicable grant date. The 20,000-share discretionary option grant made to Mr. Farinsky vests in accordance with the same schedule in effect for the 80,000-share automatic option grant he received on February 28, 2002 (four successive annual installments), since the purpose of this additional grant was to bring his total initial option grant package to 100,000 shares, which is the level in effect for all non-employee Board members who first join the Board on or after April 25, 2002.

      Mr. Major, a non-employee director, received an automatic option grant for 100,000 shares of the Company’s Class A common stock upon his appointment to the Board on January 30, 2003. The exercise price per share in effect under that option is $12.63, which was the fair market value per share of the Class A common stock on the grant date.

      Messrs. Wolfen and Ross each received an annual automatic option grant for 15,000 shares and renewal automatic option grants for 100,000 shares of the Company’s Class A common stock on the April 25, 2002 date of the 2002 Annual Meeting of Shareholders. Messrs. Wolfen and Ross were both non-employee directors at the time of the grants, as Mr. Ross did not become an employee director until November 2002. The exercise price per share in effect for those options is $35.03, which was the fair market value per share of the Class A common stock on the grant date.

      Additional information regarding the automatic option grants for directors is included in this proxy statement under the heading “Proposal Three: Approval of Amendment to the 1998 Stock Incentive Plan — Automatic Option Grant Program.”

      In addition to their grants under the Automatic Option Grant Program, Messrs. Farinsky and Wolfen each received an option grant on February 10, 2003 for 115,000 shares of the Company’s Class A common stock under the Discretionary Option Grant Program in effect under the 1998 Stock Incentive Plan. The exercise price per share in effect for those options is $12.63, which was 95% of the fair market value per share of the Class A common stock on the grant date. These discretionary option grants were approved by a disinterested majority of the Board and are subject to shareholder approval under Proposal Five of this proxy statement. Accordingly, they will not become exercisable in whole or in part unless such shareholder approval is obtained. Additional information concerning the terms of such grants is included in this proxy statement under the heading “Proposal Five: Approval of Director Option Grants.”

      Dr. Nicholas and Dr. Samueli were compensated as full-time employees and officers of the Company but received no additional compensation for their service as Board members during the 2002 Fiscal Year. Dr. Samueli continues to be compensated on that basis. Following Dr. Nicholas’ resignation as President and Chief Executive Officer in January 2003, Dr. Nicholas has received compensation for his service as a Board member only to the extent that the stock options previously granted to him on March 1, 2002 will continue to vest through the date of the Annual Meeting, when he will cease to provide services to the Company as a director. Additional information regarding this grant is included in this proxy statement under the heading “Compensation Committee Report on Executive Compensation.”

      Following his appointment as Chief Operating Officer in November 2002, Mr. Ross began to be compensated as a full-time employee and officer of the Company. In connection with his appointment, Mr. Ross received an option grant on November 15, 2002 for 250,000 shares of the Company’s Class A common stock under the terms of the Discretionary Option Grant Program in effect under the 1998 Stock Incentive Plan. The exercise price per share in effect under this option is $15.45, which was the fair market value per share of the Class A common stock on the grant date. The option was immediately exercisable for twenty percent of the option shares as fully-vested shares, and the option will vest and become exercisable for the balance of the option shares at the rate of 15,000 shares per month for each month of continued employment with the Company, beginning in January 2003. Additional information regarding this grant is included in this proxy statement under the heading “Proposal Three: Approval of Amendment to the 1998 Stock Incentive Plan — Discretionary Option Grant Program.” While he serves as a director of the Company, Mr. Ross will also continue to vest in stock options previously granted to him in his capacity as a director.

Pending Litigation Involving Directors

      Dr. Nicholas, Dr. Samueli, the Company and the Company’s Chief Financial Officer are defendants in a purported consolidated shareholder class action, In re: Broadcom Corp. Securities Litigation, alleging violations of the Exchange Act. The essence of the allegations in the action is that the defendants intentionally failed to properly account for the financial impact of certain performance-based warrants assumed in certain of the Company’s acquisitions in 2000 and 2001, engaged in inadequate disclosure regarding the warrants and associated purchase and development agreements, and sought to inflate the value of the Company’s stock to obtain alleged illegal insider trading proceeds as well as to facilitate the use of the Company’s stock as consideration in other acquisitions. Dr. Nicholas, Dr. Samueli, the Company and the Company’s Chief Financial Officer are also defendants in a lawsuit entitled Arenson, et al. v. Broadcom Corp., et al. that was brought by several individual plaintiffs and asserts claims similar to those asserted in the class action. In addition, Dr. Nicholas, Dr. Samueli, Messrs. Ross and Wolfen, the Company and other officers of the Company are defendants in purported shareholder derivative actions. All of these actions are based upon the same general set of alleged facts as the purported shareholder class action. The defendants believe that the allegations in all of the foregoing actions are without merit and are defending the actions vigorously. See Part 1, Item 3 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Required Vote

      The five nominees receiving the highest number of affirmative votes of the outstanding shares of Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and entitled to be voted for them, shall be elected as directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees listed above. Unless authority to do so is withheld, the proxy holders named in each proxy will vote the shares represented thereby FOR the election of each of the nominees listed above.

PROPOSAL TWO:

APPROVAL OF AMENDMENT TO BYLAWS

      In March 2003 in connection with its consideration of recent corporate governance proposals, the Board reviewed the Company’s Bylaws. Acting pursuant to the power set forth in the Bylaws, the Board amended and restated the Bylaws on March 21, 2003 to reflect the Company’s evolving corporate governance policies and to remove certain provisions that were no longer applicable to the Company due to its status as a public company. The Bylaws, as amended and restated, are set forth in their entirety as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

      Although the Board has the power to amend or repeal the Bylaws, any change to the provision in the Bylaws prescribing the authorized number of directors who serve on the Board requires the approval of the Company’s shareholders. The Bylaws currently provide that the authorized number of directors on the Board shall be fixed from time to time, by resolution of the Board, within the range of four to seven directors. Pursuant to resolution of the Board, the number of directors as of the Annual Meeting has been fixed at five.

      In considering recent corporate governance proposals, the Board concluded that it was desirable to increase the number of directors authorized to serve on the Board. The Board has adopted an amendment to Article III, Section 3.2 of the Bylaws which, subject to shareholder approval, increases the authorized number of directors from the current range of four to seven directors to a range of five to nine directors. In addition, the amendment provides that the exact number of directors will be fixed from time to time within the prescribed range by a resolution of either the Board or the shareholders. The Board believes that this amendment is in the best interests of the Company and its shareholders because it will enable the Company to identify, appoint and nominate for election, additional highly qualified individuals to serve as independent directors. The proposed amendment would become effective immediately following approval by the shareholders. The Board further resolved that, following approval of this amendment by the shareholders, the number of directors on the Board will remain fixed at five.

      The full text of the amended Article III, Section 3.2 is:

“3.2 NUMBER OF DIRECTORS

The authorized number of directors of the corporation shall be not less than five (5) nor more than nine (9) (which in no event shall be greater than two times the stated minimum minus one), and the exact number of directors shall be set from time to time within the limits specified above, by a resolution amending such exact number, duly adopted by the Board of Directors or by the shareholders. The minimum and maximum number of directors may be changed, or a definite number may be fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this Bylaw duly adopted by vote or written consent of holders of a majority of the voting power of the outstanding shares entitled to vote.

No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.”

Required Vote

      The affirmative vote of holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, whether or not present or represented by proxy and voting at the Annual Meeting, is required for approval of the amendment to Article III, Section 3.2 of the Bylaws.

Recommendation of the Board of Directors

      The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the amendment to the Bylaws as provided in Proposal Two.

PROPOSAL THREE:

APPROVAL OF AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

Introduction

      The shareholders are being asked to approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated (the “1998 Plan”), to increase the number of shares of Class A common stock reserved for issuance under the 1998 Plan by 13,000,000 shares. Shareholder approval of this Proposal will also constitute pre-approval of certain transactions effected in accordance with the express terms of the automatic option grant, salary investment option grant and director fee option grant programs under the 1998 Plan. Those transactions are described in more detail below.

      The Board adopted this amendment on March 21, 2003, subject to shareholder approval at the Annual Meeting.

      The proposed increase in the share reserve under the 1998 Plan will ensure that a sufficient number of shares of Class A common stock remains available for issuance under the 1998 Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals and other personnel essential to the Company’s long-term growth and financial success. The Company relies significantly on equity incentives in the form of stock option grants to attract and retain key employees and other personnel and believes that such equity incentives are necessary for the Company to remain competitive in the marketplace for executive talent and other key employees. Option grants made to newly-hired or continuing employees will be based on both competitive market conditions and individual performance.

      The following is a summary of the principal features of the 1998 Plan, as most recently amended and restated. Any shareholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to: Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013, or may obtain a copy (which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002) from the SEC’s website at www.sec.gov. The 1998 Plan serves as the successor to the Company’s 1994 Stock Option Plan and the 1998 Special Stock Option Plan (collectively, the “Predecessor Plans”), which terminated in connection with the initial public offering of the Company’s Class A common stock in April 1998. All outstanding options under the Predecessor Plans at the time of such termination were transferred to the 1998 Plan.

Equity Incentive Programs

      The 1998 Plan consists of five separate equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Salary Investment Option Grant Program, (iii) the Stock Issuance Program, (iv) the Automatic Option Grant Program for non-employee members of the Board, and (v) the Director Fee Option Grant Program for non-employee members of the Board. The principal features of each program are described below. The Compensation Committee of the Board has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants and stock issuances made to the Company’s executive officers and non-employee Board members and also has the authority to make option grants and stock issuances under those programs to all other eligible individuals. However, any discretionary option grants or stock issuances to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board. Additionally, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and stock issuances under those two programs to individuals other than the Company’s executive officers and non-employee Board members. The Compensation Committee also has complete discretion to select the individuals who are to participate in the Salary Investment Option Grant Program, but all grants made to the selected individuals will be governed by the express terms of that program.

      The Board has established a secondary committee, the Option Committee, consisting of Mr. Ross, Dr. Samueli and Mr. Wolfen, and has authorized such committee to make option grants and stock issuances under the Discretionary Option Grant and Stock Issuance Programs to eligible individuals other than the Company’s executive officers and non-employee Board members Accordingly, the term “Plan Administrator,” as used in this summary, will mean the Compensation Committee and such secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1998 Plan. However, neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant or Director Fee Option Grant

Program. All grants under those programs will be made in strict compliance with the express provisions of such programs.

      As of the date of this proxy statement, the Company has only implemented the Discretionary Option Grant Program and the Automatic Option Grant Program and has not issued any shares or granted any options under the Stock Issuance Program, the Salary Investment Option Grant Program or the Director Fee Option Grant Program. The Company currently expects to implement the Stock Issuance Program in connection with the shares of common stock to be issued under the 2003 Option Exchange Program described later in this Proposal. In addition, the Compensation Committee may determine to implement the Salary Investment Option Grant Program or the Director Fee Option Grant Program in the future.

Share Reserve

      From inception of the 1998 Plan through March 24, 2003, a total of 164,620,568 shares of Class A common stock and 31,792,912 shares of Class B common stock were reserved for issuance over the term of the 1998 Plan. The foregoing share reserve includes the increase of 13,000,000 shares of Class A common stock for which shareholder approval is being sought under this Proposal. In addition, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares of Class A common stock. As of March 24, 2003, 112,481,226 shares of Class A common stock and 9,157,222 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 7,707,550 shares of Class A common stock and 21,577,394 shares of Class B common stock had been issued under the 1998 Plan, and 45,504,838 shares of Class A common stock remained available for future issuance, including the 13,000,000 shares of Class A common stock that are subject to shareholder approval of this Proposal.

      No participant in the 1998 Plan may receive option grants, separately exercisable stock appreciation rights or direct stock issuances for more than 6,000,000 shares of Class A common stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 6,000,000 share limitation for purposes of Section 162(m) of Internal Revenue Code (the “Code”). This limitation will assure that any deductions to which the Company would otherwise be entitled either upon the exercise of stock options granted under the Discretionary Option Grant Program with an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Code.

      The shares of Class A common stock and Class B common stock issuable under the 1998 Plan may be drawn from shares of the Company’s authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

      Shares subject to any outstanding options under the 1998 Plan (including options transferred from the Predecessor Plans) that expire or otherwise terminate prior to exercise will be available for subsequent issuance. Unvested shares issued under the 1998 Plan and subsequently repurchased by the Company, at the option exercise or direct issue price paid per share, pursuant to the Company’s repurchase rights under the 1998 Plan, will be added back to the number of shares reserved for issuance under the 1998 Plan and will accordingly be available for subsequent issuance. In addition, the share reserve under the 1998 Plan will be increased by any unvested shares originally issued under the Predecessor Plans and subsequently repurchased by the Company, at the option exercise price paid per share, in connection with the optionee’s termination of service prior to vesting in those shares. However, any shares subject to stock appreciation rights exercised under the 1998 Plan will not be available for reissuance.

      Should the exercise price of an option under the 1998 Plan be paid with shares of Class A common stock or should shares of Class A common stock otherwise issuable under the 1998 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the 1998 Plan, the number of shares of Class A common stock available for issuance under the 1998 Plan will be reduced only by the net number of shares of Class A common stock issued to the holder of such option or stock issuance, and not by the gross number of shares for which the option is exercised or which vest under the stock issuance.

Eligibility

      Officers, employees, non-employee members of the Board and independent consultants in the service of the Company or its parent or subsidiaries, whether now existing or subsequently established, will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The Company’s executive officers and other highly paid employees will also be eligible to participate in the Salary Investment Option Grant Program, and non-employee members of the Board will also be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

      As of March 24, 2003 six executive officers, four non-employee members of the Board and approximately 2,540 other employees were eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. The six executive officers were eligible to participate in the Salary Investment Option Grant Program, and the four non-employee members of the Board were eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

Valuation

      The fair market value per share of Class A common stock on any relevant date under the 1998 Plan will be deemed to be equal to the closing selling price per share of the Class A common stock on that date as reported on the Nasdaq National Market. On April 16, 2003 the fair market value per share determined on such basis was $14.05.

Discretionary Option Grant Program

      The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

      Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under those immediately exercisable options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

      Upon cessation of service with the Company, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

      The Plan Administrator is authorized to issue tandem stock appreciation rights under the Discretionary Option Grant Program, which will provide the holders with the right to surrender their options for an appreciation distribution from the Company. The amount of such distribution will be equal to the excess of (i) the fair market value of the vested shares of Class A common stock subject to the surrendered option over (ii) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the Plan Administrator, be made in cash or in shares of Class A common stock. As of March 24, 2003, the Plan Administrator had not issued any tandem stock appreciation rights.

      The Plan Administrator also has the authority to effect the cancellation of any or all options outstanding under the Discretionary Option Grant Program and to grant, in substitution therefor, new options covering the same or a different number of shares of Class A common stock or Class B common stock, but with an exercise price per share based upon the fair market value of the underlying shares on the new grant date.

Salary Investment Option Grant Program

      The Compensation Committee will have complete discretion in implementing the Salary Investment Option Grant Program for one or more calendar years and in selecting the executive officers and other eligible individuals who are to participate in the program for those years. As a condition to such participation, each selected individual must, prior to the start of the calendar year of participation, file with the Compensation Committee an irrevocable authorization directing the Company to reduce his or her base salary for the upcoming calendar year by a specified dollar amount not less than $10,000 nor more than $50,000 and to apply that amount to the acquisition of a special option grant under the program. As of March 24, 2003 no individuals had participated in this program.

      If the Salary Investment Program is implemented in the future, then each individual selected for participation who files a timely salary reduction election will automatically be granted a non-statutory option on the first trading day in January of the calendar year for which that salary reduction is to be in effect. Shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Salary Investment Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      The number of shares subject to each such option will be determined by dividing the salary reduction amount by two-thirds of the fair market value per share of Class A common stock on the grant date, and the exercise price will be equal to one-third of the fair market value of the option shares on the grant date. As a result, the total spread on the option shares at the time of grant (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the salary reduction amount. In effect, the salary reduction will constitute a pre-payment of the remaining two-thirds of the fair market value of the option shares on the grant date.

      The option will become exercisable in a series of twelve equal monthly installments upon the optionee’s completion of each calendar month of service in the calendar year for which the salary reduction is in effect and will become immediately exercisable for all the option shares on an accelerated basis upon certain changes in ownership or control of the Company. Each option will remain exercisable for any vested shares until the earlier of (i) the expiration of the 10 year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service.

Stock Issuance Program

      Shares of Class A common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash, promissory notes or other property. The shares may also be issued as a bonus for past services without any cash outlay required of the recipient. In addition, shares of Class A common stock may be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the completion of a specified service period. The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances or share right awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the stock issuance or share right award. As of March 24, 2003 the Company had not issued any shares under the Stock Issuance Program. However, the Company expects to implement the Stock Issuance Program in connection with the shares of common stock to be issued under the 2003 Option Exchange Program described below.

      The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the Stock Issuance Program.

      Outstanding share right awards under the Stock Issuance Program will automatically terminate, and no shares of Class A common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of Class A common stock in satisfaction of one or more outstanding share right awards as to which the designated performance goals or service requirements are not attained.

2003 Option Exchange Program

      On April 7, 2003 the Company commenced an option exchange program (the “2003 Option Exchange Program”) to address the substantial loss in value of the outstanding stock options held by the Company’s employees and the increasing inability of those options to serve as a meaningful incentive for optionees to remain in the Company’s employ. Under this program, each employee who held outstanding options to purchase shares of Class A common stock or Class B common stock under the 1998 Plan or certain other stock option plans maintained by the Company (including stock option plans assumed by the Company in connection with prior acquisitions) with an exercise price of $23.58 per share or more was given the opportunity to (i) exchange those options, to the extent vested, for vested shares of the Company’s Class A common stock to be issued under the Stock Issuance Program in accordance with an exchange ratio established on the basis of, among other variables, the exercise price of those vested options, and (ii) exchange the unvested balance of those options for a new option covering the number of shares of Class A common stock determined in accordance with an exchange ratio established on the basis of the exercise price of those unvested options, with the new option to be granted under the Discretionary Option Grant Program at least six months and one day after the completion of the option exchange program and to have an exercise price per share equal to the fair market value per share of the Class A common stock on the grant date.

      The Company estimates that options for approximately 35,000,000 vested shares of common stock will be eligible for exchange on May 5, 2003 for up to a maximum of 13,000,000 vested shares under the Stock Issuance Program and options for approximately 22,000,000 unvested shares will be eligible for exchange on May 5, 2003 for up to a maximum of 21,000,000 new option grants to be made under the Discretionary Option Grant Program. The exchange will occur on or after May 5, 2003, the scheduled expiration date of the program, subject to the Company’s right to extend the expiration date or to cancel the program under certain circumstances. Of the vested options eligible for such exchange, the executive officers of the Company eligible to participate in the 2003 Option Exchange Program hold options covering 385,114 shares in total; and of the unvested options eligible for exchange, such executive officers hold options covering 569,155 shares in total. Neither the Company’s Chief Executive Officer nor the Company’s Chief Technical Officer nor any other members of the Board are eligible to participate in the 2003 Option Exchange Program.

      Each option which is tendered and accepted in the 2003 Option Exchange Program for vested shares of Class A common stock or for a new option grant for such shares will be cancelled. The shares subject to the vested options exchanged for vested Class A shares under the program will not be available for reissuance under the 1998 Plan or any of the Company’s other existing stock option plans. However, the shares subject to the unvested options granted under the 1998 Plan and exchanged for new option grants to be made under the 1998 Plan will be available for future issuance and may be used to fund all or a portion of the shares subject to the new options which will be issued in exchange for those unvested options.

      In general, each new option issued in exchange for an unvested option will vest and become exercisable for the option shares in accordance with the same vesting schedule in effect for the cancelled option. However, if the vesting commencement date for any exchanged option is after the expiration date of the 2003 Option Exchange Program, then the number of months over which the new option will vest will remain the same as in effect for the exchanged option, but the vesting period will be measured from the expiration date of the 2003 Option Exchange Program, subject to certain exceptions.

      The Company estimates it will incur a maximum non-cash compensation expense for financial reporting purposes of up to approximately $238 million for the quarter ending June 30, 2003. The actual amount of the charge will depend upon the number of eligible options tendered and accepted in exchange for new shares and new options. The $238 million estimated maximum charge reflects an estimated $163 million of stock-based compensation for the issuance of the vested shares and approximately $75 million from the acceleration of the deferred compensation expense attributable to options previously assumed by the Company in connection with its acquisitions of certain businesses. In recent quarters, the latter amount has been amortized at an approximate rate of $16 million per quarter; this amortization will cease for eligible assumed options tendered and accepted for exchange.

      Additional information regarding the 2003 Option Exchange Program and the assumptions underlying the Company’s estimates described in this section can be found in the Schedule TO filed by the Company with the SEC on April 7, 2003. This Schedule TO is not incorporated into this proxy statement and is not considered proxy solicitation material.

Automatic Option Grant Program

      Under the Automatic Option Grant Program, non-employee Board members will receive a series of option grants over their period of Board service. All grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of such program, and shareholder approval of this Proposal will also constitute pre-approval of each option granted under the Automatic Option Grant Program on or after the date of the Annual Meeting and the subsequent exercise of that option in accordance with the terms of the program summarized below.

      Three types of option grants will be made under the Automatic Option Grant Program as follows:

      Initial Grant. Each individual who first becomes a non-employee member of the Board will, at the time of his or her initial election or appointment to the Board, receive an option grant to purchase 100,000 shares of Class A common stock, provided that such individual has not previously been in the employ of the Company or any of its parents or subsidiaries.

      Annual Grant. On the date of each Annual Shareholders Meeting, each individual elected to continue to serve as a non-employee Board member will automatically be granted an option to purchase an additional 15,000 shares of Class A common stock. There will be no limit on the number of such annual 15,000 share option grants any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company’s employ will be eligible to receive one or more such annual option grants over their period of service on the Board.

      Renewal Grant. Each non-employee Board member will also, immediately upon completion of a consecutive four-year period of continuous service in such capacity, receive a renewal automatic option grant to purchase 100,000 shares of Class A common stock; provided, however, that any non-employee director who had already completed a consecutive four-year period of continuous service in such capacity as of the April 25, 2002 date of the 2002 Annual Meeting of Shareholders (i.e., Mr. Wolfen and Mr. Ross, each of whom was a non-employee director at such time) received his first such renewal automatic option on that date. For purposes of subsequent renewal automatic option grants, the length of time served on the Board by Mr. Wolfen will be measured from the date of the 2002 Annual Meeting of Shareholders. There will be no limit on the number of such renewal 100,000 share automatic option grants that any one eligible non-employee member of the Board may receive over his or her period of continued service on the Board, and non-employee members of the Board who have previously been in the Company’s employ will be eligible to receive one or more such option grants over their period of service on the Board.

      Each automatic option grant will have an exercise price per share equal to the fair market value per share of Class A common stock on the grant date and will have a maximum term of ten years, subject to earlier termination following the optionee’s cessation of service on the Board. Each automatic option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease service on the Board prior to vesting in those shares. The shares subject to each initial or renewal 100,000 share automatic option grant will vest in (and the Company’s repurchase right will lapse over) a series of four successive equal annual installments upon the optionee’s completion of each year of Board service over the four-year period measured from the grant date. The shares subject to each annual 15,000 share automatic option grant will vest upon the optionee’s completion of one year of Board service measured from the grant date. However, the shares subject to each outstanding automatic option grant will immediately vest in full upon certain changes in control or ownership of the Company or upon the optionee’s death or disability while a Board member. Following the optionee’s cessation of service on the Board for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

      On the date of the Annual Meeting, the incumbent non-employee Board members standing for re-election, Messrs. Farinsky, Major and Wolfen, will each receive an annual automatic option grant under the Automatic Option Grant Program for 15,000 shares of Class A common stock upon their re-election to the Board at the Annual Meeting. Each option will have an exercise price per share equal to the fair market value (as defined in the 1998 Plan) of the Class A common stock on that grant date.

Director Fee Option Grant Program

      If the Director Fee Option Grant Program is implemented for one or more future calendar years, then each non-employee member of the Board will have the right to apply all or a portion of his total retainer fee otherwise payable in cash for that year to the acquisition of a special option grant under such program. This grant will automatically be made on the first trading day in January following the filing of the retainer-fee election and will have an exercise price per share equal to one-third of the fair market value of the option shares on the grant date. The number of option shares will be determined by dividing the total dollar amount of the retainer fee subject to the director’s election by two-thirds of the fair market value per share of Class A common stock on the option grant date. As a result, the total spread on the option (the fair market value of the option shares on the grant date less the aggregate exercise price payable for those shares) will be equal to the portion of the retainer fee subject to the director’s election. In effect, the retainer-fee election will constitute a prepayment of the remaining two-thirds of the fair market value of the option shares on the grant date. As of March 24, 2003 no members of the Company’s Board participated in this program.

      Shareholder approval of this Proposal will constitute pre-approval of each option granted pursuant to the provisions of the Director Fee Option Grant Program after the date of the Annual Meeting and the subsequent exercise of that option in accordance with its terms.

      Options granted under this program will become exercisable for the option shares in a series of 12 successive equal monthly installments upon the optionee’s completion of each month of service on the Board during the calendar year for which the retainer-fee election is in effect and will become immediately exercisable for all of the option shares upon certain changes in ownership or control of the Company. In the event the optionee ceases service on the Board for any reason (other than death or permanent disability), the option will immediately terminate with respect to any unvested shares subject to the option at the time. However, the option will remain exercisable for the vested shares subject to the option until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board. Should the optionee’s service as a member of the Board cease by reason of death or permanent disability, then the option will immediately become exercisable for all of the shares of common stock subject to the option and may be exercised for any or all of those shares until the earlier of (i) the expiration of the ten-year option term or (ii) the end of the three year period measured from the date of the optionee’s cessation of service on the Board.

Limited Stock Appreciation Rights

      Each option granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program will include a limited stock appreciation right. Upon the successful completion of a hostile tender offer for more than fifty percent of the Company’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for membership on the Board, each outstanding option under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program may be surrendered to the Company in return for a cash distribution from the Company. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

      Shareholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

Predecessor Plans

      All outstanding options under the Predecessor Plans that were transferred to the 1998 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 1998 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of Class A common stock or Class B common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 1998 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Stock Awards

      The following table sets forth, as to the Company’s Chief Executive Officer, the four other most highly compensated executive officers of the Company (with base salary and bonus for the 2002 Fiscal Year in excess of $100,000) and the other individuals and groups indicated, the number of shares of Class A common stock subject to option grants made under the 1998 Plan from January 1, 2002 through March 24, 2003, together with the weighted average exercise price payable per share for such option grants. The Company has not made any direct stock issuances to date under the 1998 Plan.

OPTION TRANSACTIONS

	Number of Shares		Weighted Average
	Underlying		Exercise Price
Name and Position	Options Granted(#)		Per Share($)

Alan E. Ross President and Chief Executive Officer (effective January 23, 2003) and Director	365,000	(1)	$21.62
Henry T. Nicholas III, Ph.D. Co-Chairman (President and Chief Executive Officer during the 2002 Fiscal Year)	1,000,000	(2)	35.06
Henry Samueli, Ph.D. Chief Technical Officer and Co-Chairman	1,000,000		35.06
David A. Dull Vice President of Business Affairs, General Counsel and Secretary	200,000		15.74
George L. Farinsky Director	230,000	(3)	22.31
Bruce E. Kiddoo Vice President and Corporate Controller	82,500		15.74
John Major Director	100,000		12.63
William J. Ruehle Vice President and Chief Financial Officer	300,000		15.74
Werner F. Wolfen Director	230,000	(3)	23.83
All current executive officers as a group (6 persons)	2,147,500	(1)	25.74
All current non-employee directors as a group (4 persons)	1,560,000	(2)	30.09
All employees, including current officers who are not executive officers, as a group	38,863,030	(1)	15.60

(1)	Includes options covering a total of 115,000 shares that were granted to Mr. Ross in April 2002 in his capacity as a non-employee Board member at that time.

(2)	Consists of options covering a total of 1,000,000 shares granted to Dr. Nicholas in March 2002 in his capacity as an executive officer at that time.

(3)	Includes options covering 115,000 shares that were granted to each of Messrs. Farinsky and Wolfen in February 2003 and are subject to shareholder approval of Proposal Five at the Annual Meeting.

      As of March 24, 2003, 112,481,226 shares of Class A common stock and 9,157,222 shares of Class B common stock were subject to outstanding options under the 1998 Plan, 7,707,550 shares of Class A common stock and 21,577,394 shares of Class B common stock had been issued under the 1998 Plan, and 45,504,838 shares of Class A common stock remained available for future issuance, including the 13,000,000 shares of Class A common stock that are subject to shareholder approval of this Proposal.

      In October 1999 the Company implemented the 1999 Special Stock Option Plan, pursuant to which 1,000,000 additional shares of Class A common stock have been reserved for issuance to employees and independent consultants in the service of the Company or its subsidiaries, provided such individuals are neither officers of the Company nor members of the Board at the time of the option grant. The provisions of the 1999 Special Stock Option Plan are substantially the same as those in effect under the Discretionary Option Grant Program of the 1998 Plan, except that options may be granted with an exercise price below eighty-five percent (85%) of the fair market value of the option shares on the grant date and all the granted options will be non-statutory options under the federal tax laws. As of March 24, 2003 options to purchase 8,032 shares of Class A common stock were outstanding under the 1999 Special

Stock Option Plan, 25,087 shares of Class A common stock had been issued under such plan, and 966,881 shares of Class A common stock remained reserved for issuance for future option grants. The Company has no current plans to issue additional options under the 1999 Special Stock Option Plan.

      In addition, the Company has assumed obligations under outstanding options held by employees and other individuals in the service of various companies acquired by the Company over the years. As of March 24, 2003 the total number of shares of common stock subject to those assumed unexercised options was 9,240,795 shares.

Option Grants and Issuances of Shares under the Amendment

      As of March 24, 2003 no stock options had been granted, and no shares had been issued, under the 1998 Plan on the basis of the share increase which is the subject of this Proposal.

General Provisions

      Acceleration. In the event a change in control of the Company occurs, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program which preserves the spread existing on the unvested option shares (the excess of the fair market value of those shares over the option exercise price payable for such shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those option shares. In addition, all unvested shares outstanding under the Discretionary Option Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent the Company’s repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. The Plan Administrator will have complete discretion to grant one or more options under the Discretionary Option Grant Program that will become exercisable for all of the option shares in the event the optionee’s service with the Company or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction in which those options are assumed or otherwise continued in effect. The vesting of outstanding shares under the Stock Issuance Program may also be structured to accelerate upon similar terms and conditions.

      The Plan Administrator will have the discretion to structure one or more option grants under the Discretionary Option Grant Program so that those options will vest immediately upon a change in control, whether or not the options are to be assumed or otherwise continued in effect. The Plan Administrator may also structure stock issuances under the Stock Issuance Program so that those issuances will immediately vest upon a change in control or upon the subsequent termination of the individual’s service with the Company. The shares subject to each option under the Salary Investment Option Grant, Automatic Option Grant and Director Fee Option Grant Programs will immediately vest upon any change in control transaction.

      A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or consolidation, (ii) the sale of all or substantially all of the Company’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

      The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

      Shareholder Rights and Option Transferability. No optionee has any shareholder rights with respect to option shares until such optionee has exercised the option and paid the exercise price for the purchased shares and the Company has issued the shares. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

      Changes in Capitalization. In the event any change is made to the outstanding shares of Class A common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1998 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the 1998 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee members of the Board, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option transferred from the Predecessor Plans to the 1998 Plan, (vi) the maximum number and/or class of securities reserved for issuance under the 1998 Plan is to increase automatically each year, and (vii) the maximum number and/or class of securities by which the share reserve under the 1998 Plan may increase as a result of the repurchase of unvested shares originally issued under the 1998 Plan or the Predecessor Plans. Such adjustments will be designed to preclude any dilution or enlargement of benefits under the 1998 Plan or the outstanding options thereunder.

      Financial Assistance. The Plan Administrator may institute a loan program to assist one or more participants, other than the Company’s executive officers and Board members, in financing the exercise of outstanding options under the Discretionary Option Grant Program or the purchase of shares under the Stock Issuance Program through full-recourse interest-bearing promissory notes. However, the maximum amount of financing provided to any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of those shares.

      Special Tax Election. The Plan Administrator may provide one or more holders of non-statutory options or unvested share issuances under the 1998 Plan with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which such individuals become subject in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock as payment of such withholding tax liability.

      Amendment and Termination. The Board may amend or modify the 1998 Plan at any time, subject to any required shareholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1998 Plan will terminate on the earliest of (i) January 31, 2008, (ii) the date on which all shares available for issuance under the 1998 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company. Following any termination of the 1998 Plan, any options still outstanding will continue in effect in accordance with their terms.

Federal Income Tax Consequences

      Option Grants. Options granted under the 1998 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

      Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares.

      The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, then a disqualifying disposition will result.

      Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be taxable as a capital gain.

      If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

      Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee and the Company will be required to satisfy certain tax withholding requirements applicable to such income.

      If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

      Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

      The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

      Direct Stock Issuances. The tax principles applicable to direct stock issuances under the 1998 Plan will be substantially the same as those summarized above for the exercise of non-statutory stock option grants.

Deductibility of Executive Compensation

      The Company anticipates that any compensation deemed paid by it in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory stock options with exercise prices equal to the fair market value of the option shares on the grant date under the 1998 Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options should remain deductible by the Company without limitation under Section 162(m) of the Code.

Accounting Treatment

      Under the accounting principles currently in effect, option grants made to employees and non-employee Board members under the Discretionary Option Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to the Company’s reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company’s consolidated financial statements, and the Company must also disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact those options would have upon the Company’s reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company’s earnings per share on a fully-diluted basis.

      Option grants or stock issuances made under the 1998 Plan with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a direct compensation expense to the Company in an amount equal to the excess of such fair market value over the exercise or issue price. The expense must be amortized against the Company’s earnings over the period that the option shares or issued shares are to vest.

      Option grants made to non-employee consultants will result in a direct charge to the Company’s reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares. In addition, any options that are repriced will also trigger a direct charge to the Company’s reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option and the date the option is exercised for those shares or terminates unexercised.

      Should one or more individuals be granted tandem stock appreciation rights under the 1998 Plan, then such rights would result in a compensation expense to be charged against the Company’s reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights.

      The Financial Accounting Standards Board (“FASB”) has recently initiated a project to reconsider the appropriate accounting treatment for employee stock options, such as those issuable under the 1998 Plan. Accordingly, the foregoing summary of the applicable accounting treatment for stock options and stock appreciation rights may substantially change in the event that FASB were to conclude that employee stock options should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

Required Vote

      The affirmative vote of holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the amendment to the 1998 Plan. Should such shareholder approval not be obtained, then the 13,000,000 share increase to the share reserve under the 1998 Plan will not be implemented, any stock options granted under the 1998 Plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of Class A common stock subject to those options, and no additional options or stock issuances will be made on the basis of such increase. The 1998 Plan will, however, continue in effect, and option grants and direct stock issuances will continue to be made under the 1998 Plan as in effect prior to the share increase which is the subject of this Proposal until all the shares available for issuance under the 1998 Plan have been issued pursuant to such option grants and direct stock issuances.

Recommendation of the Board of Directors

      The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the amendment to the 1998 Plan as provided in Proposal Three.

PROPOSAL FOUR:

APPROVAL OF AMENDMENT TO

THE 1998 EMPLOYEE STOCK PURCHASE PLAN

Introduction

      The shareholders are being asked to approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated (the “Purchase Plan”), to (i) revise the automatic annual share increase provision of the Purchase Plan so that the increment by which the number of shares of Class A common stock reserved for issuance under the Purchase Plan is augmented on the first trading day of January in each calendar year will increase from ..25% to 1% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year and (ii) increase the limitation on this automatic annual share increase feature to 3,000,000 shares per year. The change will become effective with the annual increase for the 2004 calendar year.

      The purpose of this amendment is to ensure that the Company will continue to have a sufficient reserve of Class A common stock available under the Purchase Plan to provide eligible employees of the Company and its participating affiliates (whether now existing or subsequently established) with the opportunity to purchase shares of Class A common stock at semi-annual intervals through their accumulated periodic payroll deductions.

      The proposed amendment was adopted by the Board on March 21, 2003 and will become effective upon shareholder approval at the Annual Meeting.

      The terms and provisions of the Purchase Plan, as modified by the proposed amendment, are summarized below. Any shareholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to: Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013, or may obtain a copy (which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002) from the SEC’s website at www.sec.gov.

Administration

      The Purchase Plan is administered by the Compensation Committee of the Board. Such committee, as Plan Administrator, has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan.

Share Reserve

      The number of shares of Class A common stock reserved for issuance over the term of the Purchase Plan is currently limited to 6,694,509 shares. As of March 24, 2003, 3,178,684 shares of Class A common stock had been issued under the Purchase Plan, and 3,515,825 shares were available for future issuance. If this Proposal is approved at the Annual Meeting, the share reserve under the Purchase Plan will automatically increase on the first trading day of January each calendar year, beginning with the 2004 calendar year, by an amount equal to one percent (1%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 3,000,000 shares.

      The shares issuable under the Purchase Plan may be made available from authorized but unissued shares of the Company’s Class A common stock or from shares of Class A common stock repurchased by the Company, including shares repurchased on the open market.

      In the event that any change is made to the outstanding Class A common stock (whether by reason of any recapitalization, stock dividend, stock split, exchange or combination of shares or other change affecting the outstanding Class A common stock as a class without the Company’s receipt of consideration), appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Purchase Plan, (ii) the maximum number and class of securities by which the shares reserved for issuance under the Purchase Plan are to increase automatically each year, (iii) the maximum number and class of securities purchasable per participant on any one semi-annual purchase date, (iv) the maximum number and class of securities purchasable in total by all participants on any purchase date and (v) the number and class of securities and the price per share in effect under each outstanding purchase right.

Such adjustments will be designed to preclude any dilution or enlargement of benefits under the Purchase Plan or the outstanding purchase rights thereunder.

Offering Periods and Purchase Rights

      Shares of Class A common stock are offered under the Purchase Plan through a series of successive offering periods, each with a maximum duration of 24 months. The current offering period began November 1, 2002 and is scheduled to end the last business day in October 2004, unless sooner terminated pursuant to the automatic restart feature of the Purchase Plan described below. The next offering period will commence on the first business day following the end of the current offering period, and subsequent offering periods will commence in the same fashion unless designated otherwise by the Plan Administrator.

      At the time an eligible employee elects to join an offering period under the Purchase Plan, he or she is granted a purchase right to acquire shares of Class A common stock at semi-annual intervals over the remainder of that offering period. The purchase dates occur on the last business days of April and October of each year, and all payroll deductions collected from the participant for the period ending with each such semi-annual purchase date are automatically applied to the purchase of Class A common stock, subject to certain limitations. The next purchase date under the Purchase Plan will be April 30, 2003.

Automatic Restart

      Should the fair market value per share of Class A common stock on any purchase date be less than the fair market value per share on the start date of the two-year offering period, then immediately following the purchase of shares of Class A common stock on that purchase date, the offering period will automatically terminate, and a new two-year offering period will begin on the next business day, and all participants in the terminated offering will be automatically transferred to the new offering period.

Eligibility and Participation

      Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Company or any participating parent or subsidiary corporation (including any corporation which subsequently becomes such at any time during the term of the Purchase Plan) is eligible to participate in the Purchase Plan.

      An individual who is an eligible employee on the start date of any offering period may join that offering period at that time or on any subsequent quarterly entry date (the first business day in February, May, August or November of each year) within that offering period. An individual who first becomes an eligible employee after such start date may join the offering period on any quarterly entry date within that offering period on which he or she is an eligible employee.

      As of March 24, 2003, approximately 2,545 employees, including five executive officers, were eligible to participate in the Purchase Plan.

Purchase Price

      The purchase price of the Class A common stock purchased on behalf of participants in the Purchase Plan on each semi-annual purchase date will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Class A common stock on the participant’s entry date into the offering period or (ii) the fair market value on the semi-annual purchase date.

      The fair market value per share of Class A common stock on any particular date under the Purchase Plan will be deemed to be equal to the closing selling price per share of Class A common stock on such date as reported on the Nasdaq National Market. On April 16, 2003 the closing selling price per share of Class A common stock as reported on the Nasdaq National Market was $14.05.

Payroll Deductions and Stock Purchases

      Each participant may authorize periodic payroll deductions in any multiple of one percent (1%) up to a maximum of fifteen percent (15%) of his or her total eligible cash compensation (base salary plus bonus, overtime and commissions) to be applied to the acquisition of Class A common stock at semi-annual intervals. Accordingly, on each semi-annual purchase date (the last business day in April and October of each year), the accumulated payroll deductions of each participant will automatically be applied to the purchase of whole shares of Class A common stock at the purchase price in effect for the participant for that purchase date.

Special Limitations

      The Purchase Plan imposes certain limitations upon a participant’s right to acquire Class A common stock, including the following limitations:

•	Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of Class A common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.

•	Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No participant may purchase more than 6,000 shares of Class A common stock on any purchase date.

•	The maximum number of shares of Class A common stock purchasable in total by all participants on any purchase date is limited to 1,200,000 shares.

      The Plan Administrator will have the discretionary authority, exercisable prior to the start of any offering period, to increase or decrease the limitations to be in effect for the number of shares purchasable per participant or in total by all participants on each purchase date within that offering period.

Termination of Purchase Rights

      A participant may withdraw from the Purchase Plan at any time, and his or her accumulated payroll deductions will, at the participant’s election, be applied to the purchase of shares on the next semi-annual purchase date or refunded.

      A participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions that the participant may have made for the semi-annual period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of Class A common stock.

Shareholder Rights

      No participant has any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and issued by the Company. Other than stock splits and other recapitalizations as described above, no adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

Assignability

      Purchase rights are not assignable or transferable by the participant, and the purchase rights are exercisable only by the participant.

Change in Control or Ownership

      In the event the Company is acquired by merger, sale of all or substantially all of the Company’s assets or sale of securities representing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such acquisition. The purchase price will be equal to eighty-five percent (85%) of the lower of (i) the fair market value per share of Class A common stock on the participant’s entry date into the offering period in which such acquisition occurs or (ii) the fair market value per share of Class A common stock immediately prior to such acquisition. The limitation on the maximum number of shares purchasable in total by all participants on any one purchase date will not be applicable to any purchase date attributable to such an acquisition.

Share Pro-Ration

      Should the total number of shares of Class A common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Purchase Plan, then the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the Class A common stock pro-rated to such individual, will be refunded.

Amendment and Termination

      The Purchase Plan will terminate upon the earliest of (i) the last business day in April 2008, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights or (iii) the date on which all purchase rights are exercised in connection with an acquisition of the Company.

      The Board may at any time alter, suspend or terminate the Purchase Plan. However, the Board may not, without shareholder approval, (i) increase the number of shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) modify the requirements for eligibility to participate in the Purchase Plan.

Plan Benefits

      The table below shows, as to the listed individuals and specified groups, the number of shares of Class A common stock purchased under the Purchase Plan between January 1, 2002 and October 31, 2002, the most recent purchase date, together with the weighted average purchase price paid per share.

	Number of
	Purchased	Weighted Average
Name and Position	Shares(#)	Purchase Price($)

Henry T. Nicholas III, Ph.D.*	—	—
Co-Chairman; and President and Chief Executive Officer until January 2003
Henry Samueli, Ph.D.*	—	—
Chief Technical Officer and Co-Chairman
David A. Dull	554	$20.00
Vice President of Business Affairs, General Counsel and Secretary
Bruce E. Kiddoo	55	17.14
Vice President and Corporate Controller
William J. Ruehle	554	20.00
Vice President and Chief Financial Officer
All current executive officers as a group (6 persons)	1,700	19.39
All employees, including current officers who are not executive officers, as a group	1,036,841	18.27

*	Dr. Nicholas and Dr. Samueli did not participate in the Purchase Plan because the federal tax laws applicable to such plan do not allow participation by individuals owning 5% or more of the Company’s common stock.

New Plan Benefits

      As of March 24, 2003 no purchase rights have been granted, and no shares have been issued, on the basis of the change in the automatic annual share increase which is the subject of this Proposal.

Federal Tax Consequences

      The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

      If a participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which such shares were acquired or within one year after the actual semi-annual purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess. The participant will also recognize a capital gain to the extent the amount realized upon the sale of the shares exceeds the sum of the aggregate purchase price for those shares and the ordinary income recognized in connection with their acquisition.

      If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the actual semi-annual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) fifteen percent (15%) of the fair market value of the shares on the participant’s entry date into that offering period; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

      If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) fifteen percent (15%) of the fair market value of the shares on his or her entry date into the offering period in which those shares were acquired will constitute ordinary income in the year of death.

Accounting Treatment

      Under the accounting principles currently applicable to employee stock purchase plans qualified under Section 423 of the Code, the issuance of Class A common stock under the Purchase Plan generally will not result in a compensation expense chargeable against the Company’s reported earnings. However, the Company must disclose, in the notes to the Company’s consolidated financial statements, the pro forma impact the purchase rights granted under the Purchase Plan would have upon the Company’s reported earnings were the fair value of those purchase rights treated as compensation expense.

      The Company must have a sufficient number of shares approved for issuance under the Purchase Plan at the beginning of each offering period for all purchases made during the offering period. If additional shares need to be authorized during an offering period, this may result in a compensation charge to the Company’s earnings. The potential charge is calculated based on the excess of the fair market value of the Company’s Class A common stock on the date the share increase is approved and the purchase price in effect during the offering period.

      The FASB has recently initiated a project to reconsider the appropriate accounting treatment for employee stock options, including stock purchase rights similar to those issued under the Purchase Plan. Accordingly, the foregoing summary of the applicable accounting treatment for share purchases under the Purchase Plan may substantially change in the event that FASB were to conclude that the employee purchase rights should be valued, either as of the grant date or other appropriate measurement date, under an appropriate option valuation formula such as the Black-Scholes formula and that such value should then be charged as a direct compensation expense against the issuer’s reported earnings over a designated period.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of (i) the revision to the automatic annual share increase provision of the Purchase Plan and (ii) the proposed increase to the limitation on the automatic annual share increase provision to 3,000,000 shares per year. Should such shareholder approval not be obtained, then the proposed revision to the automatic share increase provision and the proposed increase to the limitation on the automatic annual share increase of the Purchase Plan will not be implemented, any purchase rights granted on the basis of such increases will terminate immediately and no additional purchase rights will be granted on the basis of such increases. However, the Purchase Plan as in effect prior to the amendment which is the subject of this Proposal will continue to remain in effect, and stock purchases will continue to be made pursuant to the provisions of the Purchase Plan until the available reserve of Class A common stock under the Purchase Plan is depleted.

Recommendation of the Board of Directors

      The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval to the amendment of the Purchase Plan as provided in Proposal Four.

PROPOSAL FIVE:

APPROVAL OF DIRECTOR OPTION GRANTS

      The shareholders are being asked to approve the discretionary stock option grants made by the Board under the Company’s 1998 Stock Incentive Plan, as amended and restated, on February 10, 2003 to two non-employee Board members, George L. Farinsky and Werner F. Wolfen. These options are in addition to the automatic stock option grants which are periodically made to the non-employee Board members pursuant to the terms of the Automatic Option Grant Program in effect under the 1998 Plan. Shareholder approval of this Proposal will also constitute pre-approval of each subsequent exercise of the options as well as the grant and subsequent exercise of the limited stock appreciation rights described below which are included as part of the option grant.

      The discretionary option grants for Messrs. Farinsky and Wolfen were authorized by a disinterested majority of the Board, and each covers 115,000 shares of the Company’s Class A common stock. The Board members who authorized these grants believed that the grants were necessary to provide a more competitive equity compensation package for the non-employee directors and to encourage their continued service on the Board in light of the increased responsibilities imposed on Board members and in light of their increased activity as Board members. To ensure that these discretionary option grants will serve their primary purpose of retaining the continued service of the two non-employee directors who received them, the Board imposed vesting restrictions on the grants. As a result, these non-employee directors will only have the opportunity to acquire all of the shares subject to their option grants if they remain Board members through the end of the applicable vesting period.

      The terms and provisions of these discretionary option grants are summarized below. However, these options are subject to shareholder approval of this Proposal and may not be exercised in whole or in part unless such shareholder approval is obtained.

      The options have an exercise price of $12.63 per share, which was 95% of the fair market value per share of the Class A common stock on the grant date. Each option has a maximum term of ten years measured from such grant date, subject to earlier termination following the optionee’s cessation of Board service. If the shareholders approve this Proposal, then each option will become immediately exercisable for all of the option shares. However, any unvested shares purchased under the option will be subject to repurchase by the Company, at the exercise price paid per share, should the optionee cease to serve as a Board member prior to vesting in those shares. Fifty thousand of the shares subject to each option will be fully vested and not subject to repurchase by the Company. The remaining shares subject to each option will vest in a series of three equal successive annual installments upon the optionee’s completion of each year of Board service over the three year period measured from the grant date. However, those shares will immediately vest in full upon a change in control or ownership of the Company or upon the optionee’s death or disability while a Board member. A change in control will be deemed to occur upon (i) an acquisition of the Company by merger or consolidation, (ii) the sale of all or substantially all of the Company’s assets or (iii) the successful completion of a tender or exchange offer for securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities. Following the optionee’s cessation of service on the Board for any reason, the option will remain exercisable for a twelve month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of Board service.

      Neither of the optionees has any shareholder rights with respect to the option shares until he has exercised the option and paid the exercise price for the purchased shares and the shares have been issued by the Company. The options may be transferred or assigned during the optionee’s lifetime to one or more members of the optionee’s family or to a trust established for one or more such family members or to the optionee’s former spouse, to the extent such transfer is in connection with the optionee’s estate plan or pursuant to a domestic relations order.

      Each of the granted options includes a limited stock appreciation right which will become exercisable upon the successful completion of a hostile tender offer for more than fifty percent of the Company’s outstanding voting securities or a change in a majority of the Board as a result of one or more contested elections for Board membership. In such event, the option may be surrendered to the Company, at the option of the holder, in return for a cash distribution from the Company in an amount per surrendered option share be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

      Because the exercise price of these option grants was below the fair market value of the shares on the grant date (a discount of $0.68 per share), the Company will record a direct compensation expense equal to the amount of the discount from fair market value. To the extent the options were vested at the time of the grant, the associated compensation expense accrued for the fiscal quarter in which the options were granted, and the balance of the expense will be amortized against the Company’s earnings over the period that the remaining option shares are to vest. Because of the substantial voting power of the Company’s co-founders, the measurement date for such compensation expense is the grant date of the options rather than the date the options are approved by the Company’s shareholders. However, the options will immediately terminate should such shareholder approval not be obtained at the Annual Meeting.

      For information concerning the tax treatment of these discretionary option grants, please review the following section of Proposal Three above: “Federal Income Tax Consequences — Non-Statutory Stock Options and Stock Appreciation Rights”.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required for approval of the discretionary option grants made to Messrs. Farinsky and Wolfen. Should such shareholder approval not be obtained, then these option grants will immediately terminate without ever becoming exercisable for the shares of Class A common stock subject to these options.

Recommendation of the Board of Directors

      The Board of Directors deems this Proposal to be in the best interests of the Company and its shareholders and recommends that the shareholders vote FOR this Proposal. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of the discretionary option grants made to Messrs. Farinsky and Wolfen as summarized in Proposal Five.

PROPOSAL SIX:

RATIFICATION OF INDEPENDENT AUDITORS

      Upon the recommendation of the Audit Committee, the Board has appointed the firm of Ernst & Young LLP, the Company’s independent public auditors during the 2002 Fiscal Year, to serve in the same capacity for the fiscal year ending December 31, 2003, and is asking the shareholders to ratify this appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

Required Vote

      The affirmative vote of the holders of common stock representing a majority of the voting power of the outstanding Class A common stock and Class B common stock, voting together as a single class, present or represented by proxy and voting at the Annual Meeting, which shares voting affirmatively must also constitute at least a majority of the voting power required to constitute a quorum, is required to ratify the appointment of Ernst & Young LLP. In the event that the shareholders do not ratify the selection of Ernst & Young LLP, the appointment of the independent auditors will be reconsidered by the Board. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board believes that such a change would be in the best interests of the Company and its shareholders.

Recommendation of the Board of Directors

      The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Ernst & Young LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2003. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the ratification of the appointment of Ernst & Young LLP.

AUDIT AND RELATED FEES

      Audit Fees. The fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual consolidated financial statements for the 2002 Fiscal Year and the review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the 2002 Fiscal Year were $804,000.

      Financial Information Systems Design and Implementation Fees. There were no fees billed by Ernst & Young LLP to the Company for financial information systems design and implementation for the 2002 Fiscal Year.

      All Other Fees. The other fees paid to Ernst & Young LLP for the 2002 Fiscal Year were $1,247,000 which includes audit-related fees of $873,000 and non-audit-related fees of $374,000. Audit-related fees included fees for, among other things, accounting consultations, acquisition-related work, registration statements and statutorily required audits in certain locations outside the U.S. where the Company has operations. In general, non-audit-related fees included fees for tax compliance and tax consulting services.

      The Audit Committee has determined that all non-audit services provided by Ernst & Young are compatible with maintaining Ernst & Young’s audit independence.

OTHER MATTERS

      The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting, it is the intention of the proxy holders to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other business is expressly granted by the execution of the enclosed proxy card. The proxy holders shall vote at their discretion on any procedural matters that may come before the meeting.

OWNERSHIP OF SECURITIES

      The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s common stock as of March 24, 2003 by (i) all persons known to the Company to beneficially own five percent (5%) or more of either class of the Company’s common stock, (ii) each director of the Company and each nominee for director, (iii) the executive officers named in the “Summary Compensation Table” of the “Executive Compensation and Other Information” section of this proxy statement, and (iv) all current directors and executive officers as a group.

	Shares and Percentage
	of Class Beneficially Owned(1)						Percentage
							of Total
	Class A			Class B			Voting
Beneficial Owner	Common Stock	Percent		Common Stock	Percent		Power(1)(2)

Directors and Named Executive Officers
David A. Dull(3)	273,245	*	%	400,145	*	%	* %
George L. Farinsky(4)	230,000	*		—	—		*
Bruce E. Kiddoo(5)	125,063	*		—	—		*
John Major(6)	100,000	*		—	—		*
Henry T. Nicholas III, Ph.D.(7)	333,440	*		31,693,799	44.4		34.4
Alan E. Ross(8)	305,000	*		—	—		*
William J. Ruehle(9)	526,706	*		877,952	1.2		1.0
Henry Samueli, Ph.D.(10)	333,337	*		31,697,067	44.4		34.4
Werner F. Wolfen(11)	344,516	*		263,696	*		*
All current directors and executive officers as a group (10 persons)(12)	3,002,783	1.4		65,271,376	90.6		70.5

5% Holders Not Listed Above
Capital Group International, Inc.(13)	10,905,380	5.3		—	—		1.2
FMR Corp.(14)	22,648,994	10.9		—	—		2.5

*	Less than one percent.

(1)	The percentage of shares beneficially owned is based on 207,176,374 shares of Class A common stock and 71,366,363 shares of Class B common stock outstanding as of March 24, 2003. Beneficial ownership is determined in accordance with the rules and regulations of the SEC. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days after March 24, 2003 are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. However, in each instance, any unvested shares purchased under options are subject to repurchase by the Company, at the exercise price paid per share, should the optionee’s service with the Company terminate prior to vesting in those shares. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company’s common stock shown as beneficially owned by them.

(2)	Holders of Class A common stock are entitled to one vote per share and holders of Class B common stock are entitled to ten votes per share. Holders of common stock will vote together as a single class on all matters submitted to a vote of shareholders, except (i) as otherwise required by law and (ii) in the case of a proposed issuance of shares of Class B common stock, which issuance requires the affirmative vote of the holders of the majority of the outstanding shares of Class B common stock voting separately as a class, unless such issuance is approved by at least two-thirds of the members of the Board then in office.

(3)	Includes 4,718 shares of Class B common stock held by Mr. Dull as custodian for his children. Also includes 265,621 shares of Class A common stock and 245,744 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003.

(4)	Includes 115,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003. Includes 115,000 shares issuable upon the exercise of options which are subject to shareholder approval of Proposal Five at the Annual Meeting. If approved, these options will be immediately exerciseable for such shares.

(5)	Includes 124,357 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003.

(6)	Includes 100,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003.

(7)	Includes (i) 107 shares of Class A common stock and 30,054,919 shares of Class B common stock held by Dr. Nicholas and his spouse, as trustees of the Nicholas Family Trust, (ii) 1,380 shares of Class B common stock held by Dr. Nicholas as custodian for his children and (iii) 1,637,500 shares of Class B common stock held by Camber Investments, L.P., which is beneficially owned by Dr. Nicholas. Also includes 333,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003. The address for Dr. Nicholas is 15 Enterprise, Suite 550, Aliso Viejo, California 92656.

(8)	Includes 305,000 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003.

(9)	Includes (i) 693,868 shares of Class B common stock held by a family trust as to which shares Mr. Ruehle, as co- trustee of such trust, shares voting and dispositive power and (ii) 750 shares of Class B common stock held by Mr. Ruehle as custodian for his grandchildren. Also includes 519,269 shares of Class A common stock and 183,334 shares of Class B common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days of March 24, 2003.

(10)	Includes (i) 3,058,649 shares of Class B common stock owned by HS Management, L.P., which is beneficially owned by Dr. Samueli, (ii) 4,050,000 shares of Class B common stock held by Dr. Samueli, as Trustee for the Lifetime Benefit Trust for Henry Samueli, (iii) 6,588,418 shares of Class B common stock held by Dr. Samueli and his spouse, as Trustees of the SHILOH Trust, (iv) 17,139,135 shares of Class B common stock held by HS Portfolio L.P., which is beneficially owned by Dr. Samueli; and (v) 860,865 shares of Class B common stock owned by H&S Investments I, L.P., which is beneficially owned by Dr. Samueli. Also includes 333,333 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003. The address for Dr. Samueli is 16215 Alton Parkway, Irvine, California 92618-3616.

(11)	Includes (i) 16,412 shares of Class B common stock held by Werner F. Wolfen, a Professional Corporation, and (ii) 1,220 of Class A common stock and 628 shares of Class B common stock held by Mr. Wolfen’s spouse. Also includes 27,504 shares of Class B common stock owned by the Lawrence P. Wolfen Testamentary Trust, of which Mr. Wolfen serves as executor and as to which Mr. Wolfen disclaims beneficial ownership. Also includes 227,076 shares of Class A common stock issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after March 24, 2003. Includes 115,000 shares issuable upon the exercise of options which are subject to shareholder approval of Proposal Five at the Annual Meeting. If approved, these options will be immediately exerciseable for such shares.

(12)	Includes (i) 2,695,788 shares of Class A common stock and 682,995 shares of Class B common stock issuable upon exercise of options held by the current directors and executive officers as a group that are currently exercisable or will become exercisable within 60 days after March 24, 2003 and (ii) 230,000 shares issuable upon the exercise of options which are subject to shareholder approval of Proposal Five at the Annual Meeting.

(13)	According to a Schedule 13G filed with the SEC on February 11, 2003 by Capital Group International, Inc. (“CGII”), CGII is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over these securities. The wholly-owned subsidiaries of CGII which acquired these securities are (i) Capital Guardian Trust Company, (ii) Capital International Limited, (iii) Capital International S.A. and (iv) Capital International Research and Management, Inc. dba Capital International, Inc. The address for CGII is 11100 Santa Monica Boulevard, Los Angeles, California 90025.

(14)	According to a Schedule 13G filed with the SEC on January 10, 2003 by FMR Corp., includes: (A) 21,899,160 shares beneficially owned by Fidelity Management & Research Company, a registered investment adviser and a wholly-owned subsidiary of FMR Corp. (“Fidelity”), as a result of acting as investment adviser to various registered investment companies (the “Funds”), of which Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 21,899,160 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees; (B) 580,880 shares beneficially owned by Fidelity Management Trust Company (“FMTC”), a bank and a wholly-owned subsidiary of FMR Corp., as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole dispositive power over 580,880 shares and sole power to vote or to direct the voting of 555,680 shares and no power to vote or to direct the voting of 25,200 shares owned by the institutional account(s); (C) 18,454 shares beneficially owned by Geode Capital Management, LLC (“Geode LLC”), a Delaware limited liability company, a registered investment adviser and wholly-owned subsidiary of Fidelity Investors III Limited Partnership, a Delaware limited liability company (“FILP III”), of which Fidelity Investors Management, LLC, a Delaware limited liability company and registered investment manager (“FIML”), is the general partner and investment manager. Certain shareholders and employees of FMR Corp. are (a) the managers of Geode LLC, (b) the members of FIML, and (c) the limited partners of FILP III. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp., of which Mr. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., owns 12% and 24.5%, respectively, of the aggregate outstanding voting stock of FMR Corp.; and (D) 150,500 shares beneficially owned by Fidelity International Limited (“FIL”), a Bermudan joint stock company and an investment adviser to various investment companies (the “International Funds”) and certain institutional investors. Prior to June 30, 1980 FIL was a majority owned subsidiary of Fidelity. On that date, the shares of FIL held by Fidelity were distributed, as a dividend, to the shareholders of FMR Corp. FIL currently operates as an entity independent of FMR Corp. and Fidelity. The International Funds and FILS’ other clients, with the exception of Fidelity and an affiliated company of Fidelity, are non-U.S. entities. A partnership controlled by Edward C. Johnson 3d, Chairman of FMR Corp. and FIL, and members of his family owns shares of FIL voting stock with the right to vote approximately 39.89% of the total votes of the outstanding FIL voting stock. FMR Corp. and FIL are separate and independent corporate entities with their Boards of Directors generally composed of different individuals. FIL has sole power to vote and the sole dispositive power of 150,500 shares. The address for FMR Corp., Fidelity and FMTC is 82 Devonshire Street, Boston, Massachusetts 02109, the address for Geode LLC is 53 State Street, Boston, Massachusetts 02109, and the address for FIL is Pembroke Hall, 42 Crowlane, Hamilton, Bermuda.

EQUITY COMPENSATION PLAN INFORMATION

      The following table provides information as of December 31, 2002 with respect to the shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans. The table does not include the additional shares that may be issuable pursuant to the proposed share increase to the 1998 Plan and the proposed annual share increase to the Purchase Plan which are the subject of Proposals Three and Four of this proxy statement. In addition, the table does not include information with respect to shares of the Company’s common stock subject to outstanding options granted under equity compensation plans assumed by the Company in connection with its acquisitions of the companies which originally granted those options. However, Footnote (6) to the table sets forth the total number of shares of the Company’s common stock issuable upon the exercise of those assumed options as of December 31, 2002, and the weighted average exercise price of those options. Except for the adjustments described in Footnote (6) with respect to the outstanding assumed options, no additional options may be granted under those assumed plans.

		A	B	C

				Number of Shares of
				Common Stock
		Number of Shares of		Remaining Available
		Common Stock		for Future Issuance
		to be Issued	Weighted-Average	under Equity
		upon Exercise of	Exercise Price of	Compensation Plans
	Class of	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Common Stock	Warrants and Rights	Warrants and Rights	Reflected in Column A)

Equity Compensation Plans Approved by Shareholders(1)	Class A	112,656,256 (2)	$34.24	22,812,320	(3)(4)
	Class B	9,567,917	1.39	—
Equity Compensation Plans Not Approved by Shareholders(5)	Class A	8,416	2.83	966,881
	Class B	—	—	—
Total(6)	Class A	112,664,672	34.24	23,779,201
Total(6)	Class B	9,567,917	1.39	—

(1)	Consists of the 1998 Plan, as amended and restated, and the Purchase Plan, as amended and restated.

(2)	Excludes purchase rights accruing under the Company’s Purchase Plan. Under the Purchase Plan, each eligible employee may purchase up to the lesser of 6,000 shares of Class A common stock or $25,000 worth of such stock at semi-annual intervals on the last business day of April and October each year at a purchase price per share equal to 85% of the lower of (i) the closing selling price per share of Class A common stock on the employee’s entry date into the two-year offering period in which that semi-annual purchase date occurs or (ii) the closing selling price per share on the semi-annual purchase date.

(3)	Includes shares of Class A common stock available for future issuance under the 1998 Plan and the Purchase Plan. As of December 31, 2002, 19,991,004 shares of Class A common stock were available for issuance under the 1998 Plan (such reserve will be increased by 13,000,000 Class A shares assuming shareholder approval of Proposal Three). As of December 31, 2002, 2,821,316 shares of Class A common stock were available for issuance under the Employee Stock Purchase Plan.

(4)	Both the 1998 Plan and the Purchase Plan contain annual automatic share increase provisions. Accordingly, the number of shares of Class A common stock reserved for issuance under the 1998 Plan will automatically increase on the first trading day of January each calendar year by an amount equal to four and one-half percent (4.5%) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 18,000,000 shares. The share reserve under the Purchase Plan will automatically increase on the first trading day of January each calendar year by an amount equal to twenty-five hundredths of one percent (.25%) (such amount will be increased to 1% assuming shareholder approval of Proposal Four) of the total number of shares of Class A common stock and Class B common stock outstanding on the last trading day of the immediately preceding calendar year, but in no event will any such annual increase exceed 1,000,000 shares (such limitation will be increased to 3,000,000 shares per year assuming shareholder approval of Proposal Four).

(5)	Consists solely of the 1999 Special Stock Option Plan (the “Special Plan”) described below. The terms of the Special Plan prohibit the issuance of options under this plan to directors or officers of the Company. The Company has no current plans to issue additional options under this plan.

(6)	The table does not include information with respect to equity compensation plans assumed by the Company in connection with its acquisitions of the companies which originally established those plans. As of December 31, 2002 a total of 9,276,890 shares of the Company’s Class A common stock and 490,134 shares of the Company’s Class B common stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of the outstanding options to acquire shares of the Company’s Class A common stock is $20.87 per share and the weighted average exercise price of the outstanding options to acquire shares of the Company’s Class B common stock is $15.42 per share. No additional options may be granted under those assumed plans; however, (a) outstanding options assumed under the ServerWorks Corporation stock option plan and covering a total of 2,472,403 shares of the Company’s Class A common stock contain an earn-out feature pursuant to which the number of Class A shares subject to those options may increase by up to an additional 0.1845 share of Class A common stock for each Class A share currently subject to those options should certain performance milestones be attained prior to December 31, 2003, and (b) outstanding options assumed under the Mobilink Telecom, Inc. stock option plan and covering a total of 1,104,648 shares of the company’s Class A common stock contain an earn-out feature pursuant to which the number of Class A shares subject to those options may increase by an additional 0.3467 share of Class A common stock for each Class A share currently subject to those options should certain performance milestones be attained prior to May 29, 2003. In the event of such increases in the number of Class A shares subject to those options, the exercise price per share would be proportionately reduced.

The 1999 Special Stock Option Plan

      The Special Plan was implemented by the Board on October 4, 1999. The Special Plan is a non-shareholder approved plan under which options may be granted to employees of the Company (or any parent or subsidiary corporation) who are neither officers nor Board members at the time of grant. The Board has authorized 1,000,000 shares of Class A common stock for issuance under the Special Plan. The option grants may have an exercise price per share equal to or less than the fair market value per share of Class A common stock on the grant date. No option will have a maximum term in excess of ten years and each will terminate earlier within a specified period following the optionee’s cessation of service with the Company (or any parent or subsidiary corporation). Each granted option will vest in one or more installments over the optionee’s period of service with the Company. However, the options will vest on an accelerated basis in the event the Company is acquired and those options are not assumed, replaced or otherwise continued in effect by the acquiring entity. All options granted under the Special Plan will be non-statutory stock options under the Federal tax laws. As of December 31, 2002, options covering 8,416 shares of Class A common stock were outstanding under the Special Plan, 966,881 shares remained available for future option grants, and options covering 24,703 shares had been exercised. The Company has no current plans to issue additional options under this plan.

      Share issuances under the 1998 Stock Incentive Plan will not reduce or otherwise affect the number of shares of Class A common stock available for issuance under the Special Plan, and share issuances under Special Plan will not reduce or otherwise affect the number of shares of Class A common stock available for issuance under the 1998 Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers and Key Employees

      The following table sets forth certain information regarding all executive officers and certain key employees of the Company as of April 14, 2003:

Name	Age	Positions with the Company

Tung L. Chang, Ph.D.	53	Vice President and General Manager, Mobile Communications Business Unit
Duane R. Dickhut	57	President and Chief Executive Officer, ServerWorks Corporation (a wholly-owned subsidiary)
David A. Dull*	54	Vice President of Business Affairs, General Counsel and Secretary
Edward H. Frank, Ph.D.	46	Vice President of Research & Development
Glenn Josephson	47	Corporate Treasurer
Bruce E. Kiddoo*	42	Vice President and Corporate Controller
Thomas F. Lagatta	45	Vice President and General Manager, Client Server Networking Business Unit
Vahid Manian*	42	Vice President of Manufacturing Operations
Daniel A. Marotta	42	Vice President and General Manager, Broadband Communications Business Unit
Robert A. Rango	45	Vice President and General Manager, Network Infrastructure Business Unit
Alan E. Ross*	68	President, Chief Executive Officer and Director
William J. Ruehle*	60	Vice President and Chief Financial Officer
Henry Samueli, Ph.D*	48	Chief Technical Officer and Co-Chairman
Ford G. Tamer, Ph.D.	41	Vice President and General Manager, Switch and Security Business Unit
Jeffrey L. Thermond	50	Vice President and General Manager, Home and Wireless Networking Business Unit
Nancy M. Tullos	51	Vice President of Human Resources
Kenneth E. Venner	40	Vice President and Chief Information Officer

*	Previously identified as an “executive officer” by the Board.

      The following is a brief description of the capacities in which each of the executive officers and key employees has served during the past five years. The descriptions for Mr. Ross and Dr. Samueli appear earlier in this proxy statement under the section entitled “Election of Directors.”

      Tung L. Chang, Ph.D. has served as the Vice President and General Manger of the Mobile Communications Business Unit since joining the Company in May 2002 upon its acquisition of Mobilink Telecom, Inc., a developer of integrated circuits used in cellular phones. From November 1996 to May 2002 Dr. Chang was the founder, Chairman and Chief Executive Officer of Mobilink. Previously, Dr. Chang served as the ASIC Vice President and Chief Technical Officer of Trident Microsystems, a semiconductor manufacturer, where he worked from 1991 to 1996. From 1981 to 1991 Dr. Chang worked at Bell Telephone Laboratories conducting research in the area of advanced microprocessor architectures. Dr. Chang received a B.S. in Physics from Tunghai University and a M.S.E.E. and a Ph.D. in Electrical Engineering from the State University of Michigan.

      Duane R. Dickhut joined the Company as the Senior Director of Marketing, Broadband Processor Business Unit in January 2003. Mr. Dickhut became the Vice President and General Manager of the Broadband Processor Business Unit in March 2003 and served in that position until he was named President and Chief Executive Officer of ServerWorks Corporation, a wholly-owned subsidiary of the Company. Prior to joining the Company, from 1999 to 2002 Mr. Dickhut served as the Vice President and General Manager, Access Division of SONICblue, Inc., a consumer electronics company. In 1998 and 1999, Mr. Dickhut was the Vice President, Workstation Engineering of Compaq

Computer Corp. Previously, from 1994 to 1998 he was the Vice President and General Manager, PC Server Business Unit of Digital Equipment Corporation, where he had worked since 1972. Prior to 1972 he worked at General Motors AC Electronics Division as an aerospace engineer. Mr. Dickhut received a B.S.E.E. from Milwaukee School of Engineering and an M.B.A. from Northeastern University.

      David A. Dull joined the Company as the Vice President of Business Affairs and General Counsel in March 1998 and was appointed Secretary in April 1998. From 1985 until 1998 Mr. Dull was a Partner in the law firm of Irell & Manella LLP, where as a business lawyer he represented a number of public and private companies and individuals in the entertainment and high technology industries, including the Company. Irell & Manella LLP has represented and continues to represent the Company in various transactional and litigation matters. Mr. Dull received a B.A. and a J.D. from Yale University.

      Edward H. Frank, Ph.D. joined the Company as Senior Director of Engineering of Home and Wireless Networking in May 1999 following the Company’s acquisition of Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. In March 2003 Dr. Frank was appointed the Vice President of Research & Development of the Company. Dr. Frank was a co-founder and Executive Vice President of Epigram from May 1996 to May 1999. From 1993 to 1996 he was a co-founder and Vice President Engineering of NeTpower Inc., a computer workstation manufacturer. From 1988 to 1993 he was a Distinguished Engineer at Sun Microsystems, Inc. Dr. Frank received a B.S.E.E. and an M.S.E.E. from Stanford University and a Ph.D. in Computer Science from Carnegie Mellon University. Dr. Frank holds over 20 patents, and is a Trustee of Carnegie Mellon University.

      Glenn Josephson joined the Company in October 1997 as its Director of Finance and Corporate Controller. In November 2000 Mr. Josephson left the Company and retired until June 2002. In June 2002 Mr. Josephson returned to the Company, and in July 2002 he was appointed the Corporate Treasurer. From 1983 to 1997 Mr. Josephson held various senior financial management positions at IBM, AT&T and Western Digital Corporation. Mr. Josephson received a B.S.E. from the University of Bridgeport and an M.B.A. from the University of Florida.

      Bruce E. Kiddoo joined the Company as the Controller for the Broadband Communications Business Unit in December 1999. In July 2002 he was appointed the Corporate Controller and Principal Accounting Officer of the Company, and in January 2003 he was appointed a Vice President of the Company. Prior to joining the Company, from 1994 to 1999 Mr. Kiddoo held various senior financial management positions at LSI Logic Corp., a semiconductor manufacturer. Before joining LSI Logic, Mr. Kiddoo held various financial positions at IBM and in the United States Navy. Mr. Kiddoo received a B.S. in Applied Science from the United States Naval Academy and an M.B.A. from the College of William and Mary.

      Thomas F. Lagatta joined the Company in May 2002 and became the Vice President and General Manager of the Client Server Networking Business Unit in July 2002. Prior to joining the Company, from August 1999 to February 2002 Mr. Lagatta served as the Vice President and General Manager of Anadigics, Inc., a semiconductor manufacturer, where he led their Fiber Communications Products Business Unit. From September 1998 to July 1999 Mr. Lagatta served in senior management and technical positions at Avnet, Symbios, TRW and Hughes Aircraft. Mr. Lagatta received a B.S.E.E. from Ohio State University and an M.S.E.E. from the University of Southern California.

      Vahid Manian joined the Company in January 1996 as its Director of Operations and became the Vice President of Manufacturing Operations in December 1997. Prior to joining the Company, Mr. Manian served as the Director of Operations at Silicon Systems, Inc., a semiconductor manufacturer, where he led the implementation, production ramp and qualification of advanced PRML-read channel integrated circuits. Mr. Manian received a B.S.E.E. and an M.B.A. from the University of California, Irvine.

      Daniel A. Marotta joined the Company in October 2002 and became the Vice President and General Manager of the Broadband Communications Business Unit in January 2003. From 2001 to 2002 Mr. Marotta was the Senior Vice President and General Manager of the Digital Information Division at Conexant Systems Inc., a semiconductor manufacturer. In 2002 Mr. Marotta was promoted to Chief Operating Officer of the Broadband Communications Segment at Conexant. Prior to joining Conexant, from 1996 to 2001, Mr. Marotta served as the Director of Engineering at Brooktree Corporation, a semiconductor manufacturer, and later as the Vice President of Engineering at Rockwell Semiconductor Systems, after Rockwell Semiconductor acquired Brooktree in 1998. Mr. Marotta received a B.S.E.E. from the State University of Buffalo.

      Robert A. Rango joined the Company in March 2002 and became the Vice President and General Manager of the Network Infrastructure Business Unit in October 2002. Prior to joining the Company, from 1995 to 2002 Mr. Rango held several Vice President and General Manager positions at Lucent Microelectronics, a networking communications company, and Agere Systems, a semiconductor manufacturer, in their Optical Access, New Business Initiatives and Modem/ Multimedia Divisions. Mr. Rango also held various positions with AT&T Bell Labs for over ten years. Mr. Rango received a B.S.E.E. from the State University of New York at Stony Brook and an M.S.E.E. from Cornell University.

      William J. Ruehle has served as the Vice President and Chief Financial Officer since joining the Company in June 1997. Previously, Mr. Ruehle served as Executive Vice President and Chief Financial Officer of Bay Networks, Inc., a networking communications company, from 1994 to January 1997. Mr. Ruehle received a B.A. in Economics from Allegheny College and an M.B.A. from Harvard Business School.

      Ford G. Tamer, Ph.D. joined the Company in June 2002 and became the Vice President and General Manager of the Switch and Security Business Unit in July 2002. Prior to joining the Company, from 1998 to 2002 Dr. Tamer co-founded and served as the President and Chief Executive Officer of Agere, Inc., a semiconductor manufacturer, until it was acquired by Lucent Microelectronics, a networking communications company. Following the acquisition, he served as Vice President, Processing, Aggregation and Switching of Lucent’s Agere Systems business unit. Prior to founding Agere, he was part of the founding executive team at Dazel Corporation (which was acquired by Hewlett Packard) and MetaKnowledge (which was acquired by IntelliCorp). Dr. Tamer received an M.S. and Ph.D. in Engineering from the Massachusetts Institute of Technology.

      Jeffrey L. Thermond has served as the Vice President and General Manager of the Home and Wireless Networking Business Unit since joining the Company in May 1999 upon its acquisition of Epigram, Inc., a developer of advanced semiconductor products for high speed home networking. Mr. Thermond was President and Chief Executive Officer of Epigram from August 1997 to May 1999. From 1994 to August 1997 he was Vice President and General Manager of the Network Systems Division of 3Com Corporation, a networking communications company. Mr. Thermond received a B.A. from Yale University and an M.B.A. from Indiana University.

      Nancy M. Tullos joined the Company in September 1998 as its Vice President of Human Resources. From January 1998 to August 1998, Ms. Tullos was Vice President, Worldwide Human Resources for Cybermedia, Inc., a commercial software company. From 1987 to January 1998 she was Vice President, Human Resources and Administrative Services for Micropolis Corporation, a designer and manufacturer of disk drives. Ms. Tullos received a B.S. from Ohio University and an M.B.A. from Pepperdine University.

      Kenneth E. Venner has served as the Chief Information Officer since joining the Company in August 2000. In February 2002 he was appointed a Vice President of the Company. Previously, Mr. Venner was Vice President of Product Management and Chief Information Officer of Rockwell Electronic Commerce from 1997 to August 2000. From 1986 to 1997 Mr. Venner held a number of information sciences/information technology management positions at Lucent Technologies/ AT&T Bell Laboratories. Mr. Venner received a B.E. from the Stevens Institute of Technology, an M.E. from Carnegie Mellon University and an M.B.A. from New Hampshire College.

Summary of Cash and Certain Other Compensation

      The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended December 31, 2000, 2001 and 2002 by the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose aggregate salary and bonus earned in the 2002 Fiscal Year were in excess of $100,000. The listed individuals are herein referred to as the “Named Executive Officers.” No other individuals who would have been includable in the table by reason of their salary and bonus for the 2002 Fiscal Year terminated employment or otherwise ceased executive officer status during that fiscal year.

SUMMARY COMPENSATION TABLE

							Long Term
							Compensation
							Awards

		Annual Compensation
							Securities
					Other Annual		Underlying
Name and Principal Positions	Year	Salary($)(1)		Bonus($)	Compensation($)		Options(#)

Henry T. Nicholas III, Ph.D.	2002	$97,741	(2)	$—	$—		1,000,000 (3)
Co-Chairman (President and	2001	110,500		—	—		—
Chief Executive Officer during the	2000	110,000		—	—		—
2002 Fiscal Year)
Henry Samueli, Ph.D.	2002	97,741	(2)	—	—		1,000,000
Chief Technical Officer and	2001	110,500		—	—		—
Co-Chairman	2000	110,000		—	—		—
David A. Dull	2002	110,500		—	—		200,000
Vice President of Business Affairs,	2001	110,500		—	—		300,000 (4)
General Counsel and Secretary	2000	110,000		—	—		150,000 (5)
Bruce E. Kiddoo(6)	2002	115,000		—	—		82,500
Vice President and Corporate Controller
William J. Ruehle	2002	110,500		—	13,829	(7)	300,000
Vice President and Chief Financial	2001	110,500		—	27,449	(7)	250,000 (8)
Officer	2000	110,000		—	29,936	(7)	100,000 (5)

(1)	Includes amounts deferred under the Company’s employee profit sharing plan, a tax-qualified plan under Section 401(k) of the Code.

(2)	In November 2002 Dr. Nicholas and Dr. Samueli voluntarily reduced their respective annual salaries to $1.00 per year.

(3)	This option will continue to vest through the date of the Annual Meeting, when Dr. Nicholas will cease to provide services to the Company as a director, and he will then have the next ninety days to exercise the vested portion of such option.

(4)	Includes replacement options to purchase 150,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s 2001 option exchange program. See footnote (5) below.

(5)	Such option was originally granted at an exercise price of $118.375 per share and was cancelled on June 23, 2001 in exchange for a new option to be granted for the same number of shares at least six months and one day later. The replacement option was granted by the Company on December 24, 2001 in connection with the Company’s 2001 option exchange program. The replacement option has an exercise price of $39.75, the fair market value per share of Class A common stock on that date.

(6)	Mr. Kiddoo did not become an executive officer until July 2002; however, the compensation stated is for all of Fiscal Year 2002.

(7)	Represents reimbursement of $9,065, $17,855 and $19,324 in the fiscal years ended December 31, 2002, 2001 and 2000, respectively, for the interest expense on a $467,500 full-recourse promissory note delivered by Mr. Ruehle to the Company in July 1997 in connection with the exercise of a stock option, plus a tax gross-up for the portion thereof includable as taxable income. On July 30, 2002 Mr. Ruehle repaid the outstanding balance of such note.

(8)	Includes replacement options to purchase 100,000 shares of Class A common stock that were granted on December 24, 2001 in exchange for the prior cancellation of preexisting options for the same number of shares but with a higher exercise price in connection with the Company’s 2001 option exchange program. See footnote (5) above.

Option/ SAR Grants in Last Fiscal Year

      The following table provides information concerning the stock options granted to the Named Executive Officers during the 2002 Fiscal Year. All the grants were made under the Company’s 1998 Plan. No stock appreciation rights were granted to any of the Named Executive Officers during the 2002 Fiscal Year.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options	Exercise		Appreciation for
	Underlying	Granted to	Price		Option Terms(1)
	Options	Employees	Per Share	Expiration
Name	Granted(#)	in 2002	($/SH)(2)	Date	5%($)	10%($)

Henry T. Nicholas III, Ph.D.	1,000,000 (3)	2.46%	$35.06	02/29/12	$22,049,046	$55,876,611
Henry Samueli, Ph.D.	1,000,000 (3)	2.46	35.06	02/29/12	22,049,046	55,876,611
David A. Dull	200,000 (4)	.49	15.74	08/04/12	1,979,760	5,017,101
Bruce E. Kiddoo	82,500(5)	.20	15.74	07/02/12	816,651	2,069,554
William J. Ruehle	300,000 (4)	.74	15.74	08/04/12	2,969,640	7,525,652

(1)	The 5% and 10% assumed rates of appreciation are prescribed by the rules and regulations of the SEC and do not represent the Company’s estimate or projection of the future trading prices of its common stock. Unless the market price of the common stock appreciates over the option term, no value will be realized from these option grants. Actual gains, if any, on stock option exercises are dependent on numerous factors, including, without limitation, the future performance of the Company, overall business and market conditions, and the optionee’s continued employment with the Company throughout the entire vesting period and option term, which factors are not reflected in this table.

(2)	The exercise price may be paid in cash or in shares of common stock valued at the fair market value on the exercise date. Options may also be exercised, to the extent permissible under applicable law and Company policy, through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(3)	Such option was granted on March 1, 2002 and vests in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from January 1, 2002. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed, replaced or otherwise continued in effect by the acquiring entity. With respect to Dr. Nicholas, this option will continue to vest through the date of the Annual Meeting, when he will cease to provide services to the Company as a director, and he will then have the next ninety days to exercise the vested portion of such option.

(4)	As of the August 5, 2002 grant date, these options were immediately fully exercisable and vested for twenty-five percent of the option shares. The remaining option shares will vest in 48 successive equal monthly installments upon the optionee’s completion of each month of service over the 48-month period measured from the grant date. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed, replaced or otherwise continued in effect by the acquiring entity.

(5)	On July 3, 2002 Mr. Kiddoo was granted an option to purchase 32,500 shares of the Company’s Class A common stock. The option was immediately fully exercisable and vested for twenty-five percent of the option shares. The remaining shares will vest in 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from the grant date. On July 3, 2002 Mr. Kiddoo was also granted on option to purchase 50,000 shares of the Company’s Class A common stock. The option will become exercisable and will vest for those shares in 48 successive equal monthly installments upon his completion of each month of service over the 48-month period measured from the grant date. If the Company is acquired through an asset sale or a merger, consolidation, tender offer or exchange offer, the options will vest in full on an accelerated basis if not assumed, replaced or otherwise continued in effect by the acquiring entity.

Aggregated Option Exercises and Fiscal Year End Values

      The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the 2002 Fiscal Year and unexercised options held by them at the end of that fiscal year. None of the Named Executive Officers exercised any stock appreciation rights during the 2002 Fiscal Year and no stock appreciation rights were held by the Named Executive Officers at the end of such year.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares	Value	at Fiscal Year End(#)		at Fiscal Year End($)(2)
	Acquired on	Realized
Name	Exercise(#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Henry T. Nicholas III, Ph.D.	62,500	$2,609,433	229,166	770,834	$—	$—
Henry Samueli, Ph.D.	62,500	2,609,433	229,166	770,834	—	—
David A. Dull	65,000	1,714,696	383,240	562,504	2,249,195	837,350
Bruce E. Kiddoo	—	—	100,221	166,548	—	—
William J. Ruehle	—	—	554,168	995,832	1,779,350	3,244,650
w

(1)	Based on the market price of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2)	Determined on the basis of the closing selling price per share of the Company’s Class A common stock on the Nasdaq National Market on the last trading day of the 2002 Fiscal Year ($15.06 per share), less the option exercise price payable per share.

Employment Contracts, Termination of Employment and Change in Control Arrangements

      None of the Named Executive Officers in the Summary Compensation Table has an employment agreement with the Company that governs the length of his service. Accordingly, the employment of any such executive officer may be terminated at any time at the discretion of the Board. The Company has entered into a letter agreement with Mr. Ruehle that provides that Mr. Ruehle will be entitled to payment of his base salary and continuation of any benefit programs for one year in the event of an acquisition of the Company. The Company has entered into an agreement with Mr. Dull that provides that the unvested portion of Mr. Dull’s initial option grants to purchase a total of 800,000 shares of the Company’s Class B common stock will immediately vest in full in the event of Mr. Dull’s death or disability or under certain circumstances in the event of an acquisition or merger of the Company that results in a change of control of the Company or in which the Company is not the surviving entity.

      The Compensation Committee in its administrative capacity under the 1998 Plan has the authority to provide for accelerated vesting of the shares of common stock subject to any outstanding options held by the Chief Executive Officer or any other executive officer or any unvested share issuances actually held by such individual, in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event.

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee currently consists of Messrs. Farinsky, Major and Wolfen. Mr. Farinsky was appointed to the Compensation Committee in November 2002 and Mr. Major was appointed to the Compensation Committee in January 2003. Mr. Ross was a member of the Compensation Committee until November 2002. With the exception of Mr. Ross, who was appointed the Company’s Chief Operating Officer in November 2002 and resigned from the Compensation Committee at the time of such appointment, none of the members of the Compensation Committee were officers or employees of the Company at any time during the 2002 Fiscal Year or at any other time. No current executive officer of the Company has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more Broadcom executive officers serving as a member of the Board or Compensation Committee.

      The following Compensation Committee Report, Audit Committee Report and Stock Performance Graph are not considered proxy solicitation materials and are not deemed filed with the SEC. Notwithstanding anything to the contrary set forth in any of the Company’s previous filings made under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, that might incorporate future filings made by the Company under those statutes, the Compensation Committee Report, Audit Committee Report and Stock Performance Graph shall not be incorporated by reference into any such prior filings or into any future filings made by the Company under those statutes.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee believes that the compensation programs for the executive officers should reflect the Company’s performance and the value created for its shareholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contributions to the Company’s success. The Company is engaged in a very competitive industry, and its success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

      General Compensation Policy. The Compensation Committee’s policy is to provide the Company’s executive officers with compensation opportunities that are based upon their personal performance, the financial performance of the Company and their contribution to that performance, and that are competitive enough to attract and retain highly skilled individuals. Each executive officer’s compensation package comprises two elements: (i) a base salary that is substantially below market for most of the executive officers and (ii) long-term, stock-based incentive awards designed to align and strengthen the mutuality of interests between the executive officers and the shareholders. As an officer’s level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company’s financial performance and stock price appreciation rather than base salary.

      Factors. The principal factors that were taken into account in establishing each executive officer’s compensation package for the 2002 Fiscal Year are described below. The Compensation Committee may, however, in its discretion apply entirely different factors, such as different measures of financial performance, or create different compensation elements, for future fiscal years.

      Base Salary and Bonus. The base salary for each executive officer is, in general, established on the basis of relative parity with other executive officers of the Company. The Compensation Committee’s normal policy is to target base salary levels below the median of the estimated base salary levels paid for similar positions at peer companies to reflect the fact that each executive officer’s overall compensation is primarily composed of an equity interest in the Company. The philosophy behind this strategy is to have a very substantial portion of each executive officer’s financial rewards tied to the Company’s performance and stock price appreciation to create a greater incentive to create value for the Company’s shareholders. However, in setting the base salary for Mr. Ross in November 2002 when he became the Chief Operating Officer, the Compensation Committee thought it more appropriate to take into account the levels of cash compensation paid to executive officers with similar responsibilities at companies with which the Company competes for executive talent. Accordingly, the base salary for Mr. Ross was set at a more competitive cash level. The Compensation Committee believed that such a course of action was necessary in light of Mr. Ross’ immediate availability in a demanding situation and of the substantial decline in the market price of the Company’s stock over the last few years and the need to provide a more balanced package of cash and equity to attract the high level of executive talent the Company needs for its long-term financial success.

      The Company did not pay cash bonuses to any executive officers for the 2002 Fiscal Year.

      Long-Term Incentives. To date, long-term incentives have consisted solely of grants of options to purchase the Company’s common stock. Generally, stock option grants are made annually by the Compensation Committee to certain of the Company’s executive officers. Each grant is designed to align and strengthen the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the fair market value on the grant date) over a specified period of time (up to ten years). Each option generally vests and becomes exercisable in a series of installments over a four year period, contingent upon the officer’s continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he remains employed by the Company during the vesting period, and then only if the fair market value of the underlying shares appreciates over the option term.

      The size of the option grant to each executive officer is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods, and his or her potential for future responsibility and promotion over the term of the option. The Compensation Committee also takes into account the number of unvested options held by the executive officer to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

      CEO and CTO Compensation. The Compensation Committee set the base salaries of Dr. Nicholas, then the Company’s President and Chief Executive Officer (“CEO”), and Dr. Samueli, then the Company’s Vice President of Research & Development and Chief Technical Officer (“CTO”), in the 2002 Fiscal Year, at levels that it believed were substantially below the median of base salary levels of chief executive officers and chief technical officers of those companies with which the Company competes for executive talent, due to the substantial equity ownership interests of both the CEO and CTO in the Company. However, the stock option grants made to the CEO and CTO in June 1997 had fully vested by January 2002 and those individuals no longer held any unvested options. Consequently, on March 1, 2002, the Compensation Committee decided to grant each of the CEO and CTO an option to purchase 1,000,000 shares of Class A common stock. The exercise price per share in effect under each such option is $35.06, the fair market value per share of the Class A common stock on the grant date. Each option will become exercisable in 48 successive equal installments upon the optionee’s completion of each month of service over the 48-month period measured from the March 1, 2002 grant date. The Compensation Committee believed that these option grants, together with significant equity interest in the Company which the CEO and CTO already hold, would provide them with a significant incentive to remain in the Company’s employ and continue their contribution to the Company’s financial success. It was the intent of the Compensation Committee to have the new option grant made to each of the CEO and CTO serve as a substantial retention vehicle because the option would only have value to the extent the officer completes the required vesting period through his continued service with the Company and then only if the fair market value of the underlying shares appreciates over the term of the vested options. Dr. Nicholas resigned as President and Chief Executive Officer in January 2003 and will cease to be a member of the Board after the Annual Meeting. In accordance with the terms of the 1998 Plan, as amended and restated, and Dr. Nicholas’ stock option agreement with the Company, the options granted to Dr. Nicholas on March 1, 2002 will continue to vest through the date of the Annual Meeting, when he will cease to provide services to the Company as a director, and he will then have the next ninety days to exercise the vested portion of such option.

      In November 2002 both Dr. Nicholas and Dr. Samueli voluntarily agreed to a reduction in their annual rate of base salary to $1 until such time as the financial performance of the Company improves.

      2003 Option Exchange Program. In April 2003 the Compensation Committee authorized the officers of the Company to effect a special option exchange program, under which employees can exchange their vested options with an exercise price of $23.58 per share or more for a lesser number of vested, fully tradable shares of Class A common stock and can exchange their unvested options with an exercise price of $23.58 per share or more for new options, based on formulas. In authorizing the program, the Compensation Committee weighed the interests of employee option holders and its non-employee shareholders, with the aim of benefiting both groups. The Compensation Committee intended employees to benefit through a combination of immediate liquidity and the potential for longer-term financial reward. The Compensation Committee expected that all shareholders would benefit from employee retention, and continued focus on the Company’s business objectives. Additionally, the Compensation Committee expected that shareholders would benefit from the potentially significant reduction in the total number of stock options and fully diluted shares outstanding.

      Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers to the extent that such compensation exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for the 2002 Fiscal Year did not exceed the $1.0 million limit per officer, and the Compensation Committee plans to keep the non-performance-based compensation to be paid to the Company’s executive officers for the year ending December 31, 2003 within that limit. Because it is unlikely that the cash compensation payable to any of the Company’s executive officers in the foreseeable future will approach the $1.0 million limit, the Compensation Committee does not expect to take any action to limit or restructure the elements of cash compensation payable to the Company’s executive officers. The Compensation Committee will reconsider this decision should the individual cash compensation of any executive officer ever approach the $1.0 million level. The 1998 Plan has been structured so that any compensation deemed paid in connection with the exercise of option grants made under the 1998 Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1.0 million limitation.

      It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the interests of each executive officer and the interests of the Company’s shareholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short-term and long-term.

      Submitted by the Compensation Committee* of the Company’s Board:

Werner F. Wolfen, Chairman

George L. Farinsky

John Major

*	Mr. Major joined the Board and became a member of the Compensation Committee in January 2003 and thus did not participate in the Compensation Committee’s activities during or with respect to the 2002 Fiscal Year. Mr. Ross was a member of the Compensation Committee until November 2002 when he resigned upon his appointment as the Company’s Chief Operating Officer. Mr. Farinsky joined the Board in February 2002 and became a member of the Compensation Committee in November 2002.

AUDIT COMMITTEE REPORT

      The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the 2002 Fiscal Year, which include the consolidated balance sheets of the Company as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2002, and the notes thereto.

      Composition and Charter. The Audit Committee of the Board currently consists of three independent directors, as that term is defined in Rule 4200(a)(14) of the Nasdaq Marketplace Rules: Mr. Farinsky, who serves as Chairman of the Audit Committee, and Messrs. Major and Wolfen. Mr. Ross served on the Audit Committee from January 1, 2002 until November 2002, when he became a full-time Company employee. The Audit Committee operates under a written charter adopted by the Board which was amended and restated in April 2003 and is attached to this proxy statement as Appendix A. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

      Responsibilities. The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls and disclosure controls and procedures and the Company’s financial reporting process that management and the Board have established, and by endeavoring to maintain free and open lines of communication among the Audit Committee, the Company’s independent auditors and management. It is not the duty of the Audit Committee to plan or conduct audits or to prepare the Company’s financial statements. Management is responsible for preparing the Company’s financial statements, and has the primary responsibility for assuring their accuracy and completeness, and the independent auditors are responsible for auditing those financial statements and expressing their opinion as to their presenting fairly in accordance with generally accepted accounting principles the Company’s financial condition, results of operations and cash flows. However, the Audit Committee does consult with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. In addition, the Audit Committee is currently responsible for considering and approving the appointment of and approving all engagements of, and fee arrangements with, the Company’s independent auditors.

      In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Audit Committee rely without independent verification on the information provided to them by and on the representations made by the Company’s management and the Company’s outside auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s authority and oversight responsibilities do not independently assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s outside auditors are in fact “independent.”

      Review with Management and Independent Auditors. The Audit Committee has reviewed and discussed the Company’s audited financial statements (including the quality of the Company’s accounting principles) with management and the Company’s independent auditors, Ernst & Young LLP. In addition, the Audit Committee has consulted with management and Ernst & Young LLP prior to the presentation of financial statements to shareholders. The Audit Committee has discussed with Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct by the independent auditors of the audit of the Company’s consolidated financial statements. Ernst & Young LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Ernst & Young LLP its independence from the Company, including whether its provision of non-audit services has compromised such independence.

      Conclusion and Reappointment of Independent Auditors. Based upon the reviews and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the SEC, and in March 2003 recommended to the Board the reappointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003.

      Submitted by the Audit Committee* of the Company’s Board of Directors:

George L. Farinsky, Chairman

John Major

Werner F. Wolfen

*	Mr. Major joined the Board and became a member of the Audit Committee in January 2003 and thus did not participate in the Audit Committee’s activities during or with respect to the 2002 Fiscal Year. Mr. Ross was a member of the Audit Committee until November 2002 when he resigned upon his appointment as the Company’s Chief Operating Officer. Mr. Farinsky joined the Board and became a member of the Audit Committee in February 2002.

STOCK PERFORMANCE GRAPH

      The graph below shows a comparison of cumulative total shareholder returns for the Company’s Class A common stock with the cumulative total return on the S&P 500® Index, the Nasdaq Stock Market (U.S.) Index, the Philadelphia Semiconductor Index and the JP Morgan H&Q Communications Index.

      The graph assumes $100 invested in the Company’s Class A common stock on April 17, 1998 and in the S&P 500 Index®, the Nasdaq Stock Market (U.S.) Index, the Philadelphia Semiconductor Index and the JP Morgan H&Q Communications Index on March 31, 1998, and the reinvestment of all dividends. The Company has not paid or declared any cash dividends on its Class A common stock. Shareholder returns over the indicated period should not be considered indicative of future stock prices or shareholder returns.

      The Company used the Philadelphia Semiconductor Index for comparative purposes in the current year because the industry index that was used in prior years, the JP Morgan H&Q Communications Index, was discontinued in March 2002. As a result, as required by applicable SEC rules, the graph below includes performance data for the JP Morgan H&Q Communications Index only through December 2001.

COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*

AMONG BROADCOM CORPORATION, THE S&P 500® INDEX,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE PHILADELPHIA SEMICONDUCTOR INDEX
AND THE JP MORGAN H&Q COMMUNICATIONS INDEX

	4/17/98	12/98	12/99	12/00	12/01	12/02

BROADCOM CORPORATION	100.00	503.13	2269.79	1400.00	681.17	251.00
S & P 500	100.00	112.84	136.58	124.15	109.39	85.22
NASDAQ STOCK MARKET (U.S.)	100.00	120.47	223.87	134.65	106.84	73.77
JP MORGAN H & Q COMMUNICATIONS	100.00	124.30	389.00	247.36	115.21
PHILADELPHIA SEMICONDUCTOR	100.00	138.66	243.99	177.77	162.01	84.89

*	$100 invested on 4/17/98 in stock or on 3/31/98 in index, including reinvestment of dividends. Fiscal year ended December 31.

Certain Transactions

      Since January 1, 2002 there has not been any transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $60,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of the Company’s voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the transactions described below.

      Officer Promissory Notes. In connection with his exercise of stock options for shares of the Company’s Class B common stock in July 1997, Mr. Ruehle delivered a $467,500 full-recourse promissory note to the Company. Such note was secured by the purchased shares, bore interest at the rate of 6.5% per annum and became due in July 2002. On July 30, 2002 Mr. Ruehle repaid the $202,252 balance owed on such note. The Company has paid Mr. Ruehle the amount necessary to compensate him, on a tax grossed-up basis, for the interest expense he incurred under the note during the 2002 fiscal year. In connection with his exercise of stock options for shares of the Company’s Class B common stock in December 1997, Aurelio E. Fernandez, who served as the Company’s Vice President of Worldwide Sales from December 1997 through October 2002, delivered a $1.8 million full-recourse promissory note to the Company. Such note was secured by the purchased shares, bore interest at the rate of 6.02% per annum and was due and payable in December 2002. On November 15, 2002 Mr. Fernandez repaid the $303,472 balance owed on such note. The Company has paid Mr. Fernandez the amount necessary to compensate him, on a tax grossed-up basis, for the interest expense he incurred under the note during the 2002 Fiscal Year.

      In accordance with the recently-enacted Sarbanes-Oxley Act of 2002, the Company will not enter into any similar future loan transactions with its executive officers or directors.

      Indemnification Agreements with Directors and Officers. In addition to the indemnification provisions contained in the Company’s Amended and Restated Articles of Incorporation and Bylaws, the Company has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Company, among other things, to indemnify each such director or officer against expenses (including attorneys’ fees), judgments, fines and settlements (collectively, “Liabilities”) paid by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as a director or officer of the Company (other than Liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. Pursuant to these agreements, the Company may indemnify, and in certain cases is required to indemnify, its officers and directors for certain Liabilities incurred in connection with or related to the purported consolidated shareholder class action currently pending against the Company, In re: Broadcom Corp. Securities Litigation, as well as the purported shareholder derivative actions and the Arenson, et al. v. Broadcom Corp., et al. lawsuit that are based on similar allegations. Additional information regarding these lawsuits in contained in this proxy statement under the heading “Proposal One: Election of Directors — Pending Litigation Involving Directors.”

      Transactions with Argoquest Holdings, LLC. In September 2000 the Company invested $5.0 million in Argoquest Holdings, LLC, a Delaware limited liability company (“Argoquest”), that has equity investments in various companies based on technologies developed in Israel. In connection with this investment, the Company purchased 500,000 Class C Units at a purchase price of $10.00 per Class C Unit. The Company also received warrants to purchase 250,000 Class D Units of Argoquest in connection with this investment. In addition, entities affiliated with Dr. Nicholas and Dr. Samueli, The Nicholas Family Trust (the “Nicholas Trust”) and H&S Associates, LLC (“H&S”), respectively, each invested $5.0 million in Argoquest in September 2000. Each entity purchased 500,000 Class C Units and similarly received warrants to purchase 250,000 Class D Units of Argoquest, all on the same terms as the Company’s investment.

      In September 2001 Argoquest effected a recapitalization, pursuant to which all of holders of the existing Class B Units and Class C Units of Argoquest agreed to exchange their units for newly issued Series B Interests and to cancel all of the outstanding warrants to purchase Class D Units. The objectives of the recapitalization included raising additional capital for Argoquest and simplifying its capital structure as well as effecting a valuation adjustment for the investors in Class C Units. In connection with this recapitalization, the Company invested an additional $2.0 million in Argoquest, purchasing an additional 286,551 Series B Interests. The Nicholas Trust and H&S did not purchase additional Series B Interests. As a result of the valuation adjustment to the Class C Units effected as part of the recapitalization, the equity interests of the Company and the other holders of Class C Units, including the Nicholas

Trust and H&S, were increased. The equity interest in Argoquest held by the Nicholas Trust and H&S each increased from 1.96% to 2.68%.

      In view of economic and technology market conditions in the United States and Israel affecting the operations of both Argoquest and its portfolio companies, and Argoquest’s difficulties in raising additional capital to fund ongoing operations, the Company wrote-off the entire remaining balance of its investment in Argoquest in March 2002. Argoquest filed for bankruptcy protection in May 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

      The members of the Board, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding common stock are subject to the requirements of Section 16(a) of the Exchange Act which require them to file reports with the SEC with respect to their ownership and changes in their ownership of the Class A common stock and certain other equity securities of the Company. During the last year, the Company undertook an extensive review of the Section 16(a) reports previously filed on behalf of each individual who was currently serving as a Board member or executive officer of the Company to determine whether each individual’s reportable transactions in the Company’s equity securities were timely reported and to ensure proper reporting of all of such individual’s beneficial holdings.

      The review revealed that there were a number of transactions that were not timely reported and, as those transactions were identified, the Company undertook to file corrected forms throughout the year. In most of the cases there were no purchases or sales involved, but rather non-market transactions such as gifts, option grants, option exercises and conversions of Class B common stock into Class A common stock that had not been correctly reported. However, the review revealed that, in a few instances, there were also market transactions that were not timely reported on Form 4, although proper disclosure was made in accordance with Rule 144 in all required cases. Details of the corrected filings follow below.

      Form 5 Reports. The review revealed that a group of Form 5 reports for the fiscal year ended December 31, 2001 that were originally filed on a timely basis with the SEC on behalf of certain executive officers had been subsequently returned to the Company by the SEC due to the illegibility of such forms. When this was discovered, legible Form 5 reports were refiled on behalf of each individual; however, the Company considers these refiled reports to be late reports. The individuals for whom such Form 5 reports were refiled and the transactions covered by those reports included: Mr. Dull for two option grants; Mr. Fernandez for one option grant; Timothy M. Lindenfelser, who served as the Company’s Vice President and General Manager, Broadband Communications Business Unit from January 2000 through December 2002, for two option grants; Mr. Manian for two option grants; and Mr. Ruehle for three gifts and two option grants.

      Other Reports. There were a number of other late Section 16(a) reports filed for the 2002 Fiscal Year and prior fiscal years that reflect transactions that were not reported on a timely basis during the 2002 Fiscal Year or prior fiscal years by Board members and executive officers of the Company. The following is a list of the individuals for whom such late reports were filed and the number of transactions reflected in those reports. In compiling this list of additional late reports, the Company has relied on (i) the copies of Section 16(a) reports which the Company received from its reporting persons for their 2002 Fiscal Year transactions and holdings in the equity securities of the Company, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 Fiscal Year.

      Martin J. Colombatto, who served as the Company’s Vice President and General Manager, Networking Business Unit from December 1997 through November 2002, filed three late reports that covered six transactions: two transfers of common stock to his family trust, three conversions of Class B common stock into Class A common stock, and one option exercise. Mr. Dull filed one late report: an option exercise. Mr. Fernandez filed one late report which covered two transactions: one conversion of Class B common stock into Class A common stock and the subsequent open-market sale of those shares, with respect to which the intent to sell had been publicly disclosed under Rule 144 of the Securities Act. Mr. Lindenfelser filed three late reports which covered four transactions: two conversions of Class B common stock into Class A common stock, one involuntary acquisition of Class A common stock pursuant to a distribution of shares received from a venture capital fund in which Mr. Lindenfelser holds a limited partnership interest, and one option exercise. Mr. Manian filed four late reports that covered five transactions: four conversions of Class B common stock into Class A common and one option exercise. Dr. Nicholas and the Nicholas Family Trust, an owner of more that 10% of the Company’s common stock, filed one late joint report that covered two transactions:

one conversion of Class B common stock into Class A common stock and the subsequent contribution of those shares of Class A common stock to a diversified investment fund in exchange for an interest in such fund. Dr. Samueli filed one late report that covered two transactions: one conversion of Class B common stock into Class A common stock, and the subsequent contribution of those shares of Class A common stock to a diversified investment fund in exchange for an interest in such fund. Mr. Wolfen filed one late report which covered eight transactions: two transfers to entities for which he has Section 16 reporting obligations, three conversions of Class B common stock into Class A common stock, and three subsequent open-market sales of those shares, two of that were effected indirectly by entities attributed to Mr. Wolfen and with respect to which the intent to sell had been publicly disclosed under Rule 144 of the Securities Act.

      Since conducting the review, the Company has developed new procedures to improve reporting compliance on an on-going basis, including compliance with the requirements of the Sarbanes-Oxley Act of 2002.

2002 Annual Report to Shareholders

      A copy of the 2002 Annual Report to Shareholders of the Company has been mailed concurrently with this proxy statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The 2002 Annual Report to Shareholders is not incorporated into this proxy statement and is not considered proxy solicitation material.

Form 10-K for the 2002 Fiscal Year

      On March 31, 2003 the Company filed with the SEC an Annual Report on Form 10-K for the 2002 Fiscal Year. Shareholders may obtain a copy of the Form 10-K and any of the Company’s other SEC reports, free of charge, from the SEC’s website at www.sec.gov or by writing to Investor Relations, Broadcom Corporation, P.O. Box 57013, Irvine, California 92619-7013. The Annual Report on Form 10-K is not incorporated into this proxy statement and is not considered proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

David A. Dull
Irvine, California	Vice President of Business Affairs,
April 17, 2003	General Counsel and Secretary

©2003 Broadcom Corporation. All rights reserved. Broadcom® and the pulse logo are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.

Appendix A

BROADCOM CORPORATION

AUDIT COMMITTEE CHARTER

      This Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Broadcom Corporation (the “Company”) on April 11, 2003 and governs the operations of the Audit Committee of the Board.

I.     General Purpose and Authority; Role of Management and Auditors

      The general purpose of the Audit Committee (the “Committee”) is to assist the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct of the Company’s financial reporting process and the integrity of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof; (ii) the functioning of the Company’s systems of internal accounting and financial controls; (iii) the engagement, compensation, performance, qualifications and independence of the Company’s outside auditors, their conduct of the annual independent audit of the Company’s financial statements, and their engagement for all other services; and (iv) the portions of the Company’s code of business conduct and ethics that relate to the integrity of the Company’s financial reporting. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

      In discharging its oversight role, the Committee encourages free and open communication among the Committee, the Company’s outside auditors, and management, and is empowered to investigate any matter brought to its attention with all requisite access to all books, records, facilities and personnel of the Company and to the Company’s auditors and outside legal counsel. The Committee has the power to retain separate outside counsel, auditors or other experts or advisors, different from the Company’s regular outside counsel, auditors and other experts and advisors, and will receive adequate funding from the Company to engage such counsel, auditors, experts and advisors. The Committee shall have the sole authority to retain, compensate, terminate and oversee the Company’s outside auditors and the outside auditors are ultimately accountable to the Committee. In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company’s Bylaws and applicable laws and regulations.

      Management is responsible for preparing the Company’s financial statements and for their accuracy and the Company’s outside auditors are responsible for auditing those financial statements. While the Committee has certain authority and oversight responsibilities under this Charter, it is not the responsibility of the Committee to plan or conduct audits. In the absence of their possession of reason to believe that such reliance is unwarranted, the members of the Committee may rely without independent verification on the information provided to them and on the representations made by the Company’s management and the Company’s outside auditors. Accordingly, the Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Committee’s authority and oversight responsibilities do not assure that the audits of the Company’s financial statements have been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s outside auditors are in fact “independent.”

II.     Committee Membership

      The Committee shall consist of not less than three members of the Board, each of whom shall be “independent” in accordance with applicable SEC rules and Nasdaq National Market listing requirements, and to that end Committee members shall not receive any compensation from the Company except for service as directors or committee members. All members shall meet the financial literacy requirements of the Nasdaq National Market and at least one member shall be an “audit committee financial expert” as such term is defined in applicable SEC rules.

      The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal. Any member may be removed, with or without cause, by the Board at any time. It is expected that Committee members will rotate off the Committee, on a staggered basis, after not more than six years of service on the Committee. Former committee members will be eligible to rejoin the Committee after a reasonable rotation period but, in the absence of special circumstances, it will be generally expected that Committee members will not serve more than six years in any eight-year period. Unless a chair is elected by the full Board, the members of the Committee may designate a chair by majority vote of the full Committee. The Chairman of the Committee may serve as Chairman for not more than six consecutive years.

III.     Committee Meetings

      The Committee shall meet as often as may be deemed necessary or appropriate, generally at least four times annually, or more frequently as circumstances dictate. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. As part of its role to foster free and open communication and to discharge its oversight role, the Committee should meet at least quarterly with management and the Company’s outside auditors and, if necessary, in separate executive sessions with only the auditors and Committee members present, or with only management and Committee members present, or with only Committee members present, to discuss any matters that the Committee believes should be discussed privately. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including but not limited to, any non-management director who is not a member of the Committee.

IV.     Key Responsibilities

      The Committee’s role is one of oversight. The Company’s management is responsible for preparing the Company’s financial statements and the Company’s outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, as well as the Company’s outside auditors, have more time, knowledge and more detailed information concerning the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to work of the Company’s outside auditors. Further, auditing literature, particularly Statement of Auditing Standards No. 71, defines the term “review” to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term “review” as applied to the Committee in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

      The following functions and responsibilities are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances. The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible to best react to changing conditions and circumstances, and that the Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior.

      To fulfill its purpose the Committee shall:

1.	Have the direct responsibility for the appointment, evaluation, compensation, retention and oversight of the work of the Company’s outside auditors and, where appropriate, the dismissal of the Company’s outside auditors. The Company’s outside auditors shall report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the outside auditors regarding financial reporting.

2.	Report its findings regularly to the Board of Directors, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s outside auditors.

3.	Consider and pre-approve all auditing and non-audit services provided by the Company’s outside auditors. All non-audit services permitted pursuant to law to be provided by the outside auditors must be considered and pre-approved by the Committee and such approvals must be disclosed in the Company’s applicable periodic public filings. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

4.	Consider and review with the Company’s outside auditors and management: (i) the adequacy and effectiveness of the Company’s disclosure controls and procedures and internal controls; (ii) all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data; (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; (iv) the adequacy and effectiveness of those portions of the Company’s code of business conduct and ethics that relate to the integrity of the Company’s financial reporting; and (v) the related findings and recommendations of the Company’s outside auditors together with management’s responses.

5.	Consider and review with management, the Chief Financial Officer and/or the Controller, and the Company’s outside auditors: (i) significant findings during the year, including the status of previous audit recommendations; (ii) any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information; (iii) any changes required in the planned scope of the audit plan; (iv) the overall scope and plans for the audit (including the audit budget and the adequacy of compensation and staffing); and (v) the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

6.	Inquire of management, the Chief Financial Officer and/or the Controller and the Company’s outside auditors about significant risks or exposures and assess the steps management has taken to minimize such risks. Discuss with management, the Chief Financial Officer and/or the Controller and the Company’s outside auditors the Company’s systems and policies with respect to risk monitoring, assessment and management.

7.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

8.	Inquire about the Company’s outside auditors’ view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

9.	Review periodically with the Company’s General Counsel any legal and regulatory matters that may have a material impact on the Company’s financial statement compliance policies and programs.

10.	Review periodically with senior management the provisions of the Company’s code of business conduct and ethics (including the Company’s policies and procedures with regard to trading by Company personnel in securities of the Company and use in trading of proprietary or confidential information) bearing on the integrity of financial reporting including any waivers provided under such code since the last review.

11.	Review and discuss with management and the Company’s outside auditors the accounting policies that may be viewed as critical, and review and discuss any significant changes in the accounting policies of the Company and any accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports. Inquire about the Company’s outside auditors’ views about management’s choices among alternative accounting principles and the quality, not just the acceptability, of the Company’s accounting principles as applied in its financial reporting.

12.	The Committee shall review and discuss with management and the independent auditors any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with entities of which the Committee is made aware whose accounts are not consolidated in the financial statements of the Company and that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenues or expenses.

13.	The Committee shall review, discuss with management and the Company’s outside auditors and approve any transactions or courses of dealing with related parties (e.g., including significant shareholders of the Company, directors, corporate officers or other members of senior management or their family members) that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties.

14.	Prior to any public disclosure thereof, the members of the Committee shall review and discuss (or otherwise have the opportunity to comment on) earnings press releases, as well as financial information and earnings guidance provided to analysts.

15.	Review with the independent auditors (i) all of their significant findings during the year, including the status of previous audit recommendations, (ii) any significant unadjusted audit differences, and (iii) any “management” or “internal control” letter issued by the independent auditors to the Company.

16.	(a) Review the Company’s financial statements, and, as part of that review, (i) review with management and the independent auditors, prior to public release, (A) the Company’s annual and quarterly financial statements to be filed with the SEC, (B) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (C) any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures by the Company’s CEO or CFO that will be filed with or furnished to the SEC; and (ii) discuss with the independent auditors the matters that the independent auditors inform the Committee are required to be discussed under applicable auditing standards; (b) with respect to the independent auditors’ annual audit report and certification, before release of the annual audited financial statements, meet separately with the independent auditors without any management member present and discuss the adequacy of the Company’s system of internal accounting and financial controls and the appropriateness of the accounting principles used in and the judgments made in the preparation of the Company’s audited financial statements and the quality of the Company’s financial reports; and (c) make a recommendation to the Board of Directors regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

17.	Periodically obtain and review a report by the Company’s outside auditors describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the Company and its outside auditors (to be set out in the formal written statement described in Item 18 below).

18.	On an annual basis, request from the Company’s outside auditors a formal written statement delineating all relationships between the outside auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the Company’s management and outside auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the outside auditors from management and the Company and take appropriate action in response to the outside auditors’ report to satisfy itself of the outside auditors’ objectivity and independence. The Committee shall also (i) confirm with the independent auditors that the independent auditors are in compliance with the partner rotation requirements established by the SEC, (ii) consider whether, in the interest of assuring continuing independence of the Company’s outside auditors, the Company should regularly rotate its outside auditors; (iii) set clear policies for the Company’s hiring of employees or former employees of the Company’s outside auditors; and (iv) if applicable, consider whether the independent auditors’ provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the independent auditors.

19.	Prepare a report to be included in the Company’s annual proxy statement stating whether or not the Committee (i) has reviewed and discussed the audited financial statements with management; (ii) has discussed with the Company’s outside auditors the matters (if any) that the Company’s outside auditors have informed the Committee are required to be discussed under applicable auditing standards; (iii) has received the written disclosure and letter from the outside accountants (delineating all relationships they have with the Company) and has discussed with them their independence; and (iv) based on the review and discussions referred to above, the members of the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

20.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with its Charter.

21.	Review and reassess, at least annually, the adequacy of this Charter and submit any recommended changes to the Board for its consideration.

BROADCOM CORPORATION
CLASS A COMMON STOCK

PROXY FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BROADCOM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2003 Annual Meeting of Shareholders to be held May 21, 2003 and the proxy statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class A common stock of Broadcom Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2003 Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, May 21, 2003 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE

- DETACH PROXY CARD HERE -

1.	To elect five directors to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS (To vote for all nominees except any nominee whose name is struck out below)

Director Nominees: George L. Farinsky, John Major, Alan E. Ross, Henry Samueli, Ph.D., Werner F. Wolfen

Instructions: To vote for all nominees or to withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee while voting for other nominees, check the
“Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve an amendment to the Company’s Bylaws, as previously amended and restated, to increase the authorized number of directors on the Board from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to increase the number of shares of Class A common stock reserved for issuance under such plan by 13,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated, to (i) revise the automatic annual share increase provision of the plan so that the increment by which the number of shares of Class A common stock reserved for issuance under the plan is augmented on the first trading day of January in each calendar year will increase from .25% to 1% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year and (ii) increase the limitation on the automatic annual share increase provision to 3,000,000 shares per year.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	To approve the discretionary stock option grants made under the 1998 Stock Incentive Plan on February 10, 2003 to George L. Farinsky and Werner F. Wolfen, each of whom is a non-employee member of the Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN
7.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR each of the listed proposals. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above and FOR each of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority.

(Print name(s) as shown on certificate)

Please sign your name(s) (Authorized Signature(s))

Date:

This proxy must be signed and dated to be valid.

THANK YOU FOR VOTING.

BROADCOM CORPORATION
CLASS B COMMON STOCK

PROXY FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS
MAY 21, 2003
THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BROADCOM CORPORATION

     The undersigned revokes all previous proxies, acknowledges receipt of the notice of the 2003 Annual Meeting of Shareholders to be held May 21, 2003 and the proxy statement, and appoints William J. Ruehle and Vahid Manian, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Class B common stock of Broadcom Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2003 Annual Meeting of Shareholders of the Company to be held at the Doubletree Hotel, 201 East MacArthur Boulevard, Santa Ana, California 92707, May 21, 2003 at 10:00 a.m. local time, and at any adjournment(s) or postponement(s) thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted in the manner set forth below.

PLEASE COMPLETE, SIGN AND DATE ON REVERSE SIDE

- DETACH PROXY CARD HERE -

1.	To elect five directors to serve on the Company’s Board of Directors until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified:

☐	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	EXCEPTIONS (To vote for all nominees except any nominee whose name is struck out below)

Director Nominees: George L. Farinsky, John Major, Alan E. Ross, Henry Samueli, Ph.D., Werner F. Wolfen

Instructions: To vote for all nominees or to withhold authority to vote for all nominees, check the appropriate box above; to withhold authority to vote for any individual nominee while voting for other nominees, check the
“Exceptions” box and line through or otherwise strike out the name of the nominee(s) for whom authority is withheld.

2.	To approve an amendment to the Company’s Bylaws, as previously amended and restated, to increase the authorized number of directors on the Board from a range of four (4) to seven (7) directors to a range of five (5) to nine (9) directors.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.	To approve an amendment to the Company’s 1998 Stock Incentive Plan, as previously amended and restated, to increase the number of shares of Class A common stock reserved for issuance under such plan by 13,000,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN
4.	To approve an amendment to the Company’s 1998 Employee Stock Purchase Plan, as previously amended and restated, to (i) revise the automatic annual share increase provision of the plan so that the increment by which the number of shares of Class A common stock reserved for issuance under the plan is augmented on the first trading day of January in each calendar year will increase from .25% to 1% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year and (ii) increase the limitation on the automatic annual share increase provision to 3,000,000 shares per year.

☐	FOR	☐	AGAINST	☐	ABSTAIN
5.	To approve the discretionary stock option grants made under the 1998 Stock Incentive Plan on February 10, 2003 to George L. Farinsky and Werner F. Wolfen, each of whom is a non-employee member of the Board.

☐	FOR	☐	AGAINST	☐	ABSTAIN
6.	To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN
7.	In accordance with the discretion of the proxy holders, to transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

The Board of Directors recommends a vote FOR the nominees listed above and a vote FOR each of the listed proposals. This proxy, when properly executed, will be voted as specified above. If no specification is made, this proxy will be voted FOR the election of the nominees listed above and FOR each of the other proposals.

Please print the name(s) appearing on each share certificate(s) over which you have voting authority.
(Print name(s) as shown on certificate)
Please sign your name(s) (Authorized Signature(s))
Date:

This proxy must be signed and dated to be valid.

THANK YOU FOR VOTING.